                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                          CHESAPEAKE ENERGY CORPORATION
                          -----------------------------
                (Name of Registrant as Specified in its Charter)


                ------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement
                          if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                           -------------------------------------

    4)  Proposed maximum aggregate value of transaction:
                                                        ------------------------

    5)  Total fee paid:
                       ---------------------------------------------------------

        Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:
                                      ------------------------------------------
        2)     Form, Schedule or Registration Statement No.:
                                                            --------------------
        3)     Filing Party:
                            ----------------------------------------------------
        4)     Date Filed:
                          ------------------------------------------------------

                          CHESAPEAKE ENERGY CORPORATION
                            6100 NORTH WESTERN AVENUE
                          OKLAHOMA CITY, OKLAHOMA 73118

                             ----------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 7, 2002

                             ----------------------

TO OUR SHAREHOLDERS:

     The 2002 Annual Meeting of Shareholders of Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), will be held at The Waterford Marriott Hotel, Grand Ballroom A, 6300 Waterford Boulevard, Oklahoma City, Oklahoma, on Friday, June 7, 2002 at 10:00 a.m., local time, to consider and act upon the following matters:

     1.  To elect two directors to serve for three-year terms;

     2.  To adopt the 2002 Stock Option Plan;

     3.  To adopt the 2002 Non-Employee Director Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 10, 2002 are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder at the Company's executive offices during ordinary business hours for a period of at least ten days prior to the meeting.

     The accompanying proxy statement contains information regarding the matters to be considered at the meeting. The Board of Directors recommends a vote "FOR" the matters being voted upon.

YOUR VOTE IS IMPORTANT.  YOU MAY VOTE IN ANY ONE OF THE FOLLOWING WAYS:

     o   USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE PROXY CARD;

     o   USE THE INTERNET WEB SITE SHOWN ON THE PROXY CARD; OR

     o MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE.

SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ JENNIFER M. GRIGSBY
                                        Jennifer M. Grigsby
                                        Secretary

Oklahoma City, Oklahoma
April 29, 2002

                          CHESAPEAKE ENERGY CORPORATION


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 7, 2002

                               GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and any adjournment of the Meeting.

     This proxy statement, the accompanying form of proxy and our Annual Report for the fiscal year ended December 31, 2001 are being mailed on or about April 30, 2002 to shareholders of record as of April 10, 2002. Shareholders are referred to the Annual Report for information concerning the activities of the Company.

SHAREHOLDERS ENTITLED TO VOTE

     The Board of Directors has established April 10, 2002 as the record date (the "Record Date") to determine shareholders entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, there were 165,824,208 shares of our common stock outstanding and entitled to vote at the Meeting. Each share is entitled to one vote. The holders of a majority of the outstanding common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting.

PROXIES AND VOTING PROCEDURES

     Most shareholders can vote their shares by (i) placing a toll-free telephone call from the U.S. or Canada; (ii) using the Internet; or (iii) mailing their signed proxy card. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.

     If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, you will receive our proxy card for all shares you own through the plan. That proxy card will serve as a voting instruction card for the trustee. If you do not vote this proxy, the trustee will vote the plan shares in the same proportion as shares for which instructions were received.

     Each proxy properly completed and returned to the Company in time for the Meeting, and not revoked, will be voted in accordance with the instructions given. If there are no contrary instructions, proxies will be voted FOR the election of the nominees as directors and FOR approval of the two stock option plans listed on the proxy.

     Proxies may be revoked at any time prior to the voting of the proxy by (i) the execution and submission of a revised proxy, (ii) written notice to the Secretary of the Company, or (iii) voting in person at the Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Meeting. Your attendance at the Meeting will not automatically revoke your proxy. If you do not hold your shares directly, you should follow the instructions provided by your broker, bank or nominee in revoking your previously voted proxy.




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


REQUIRED VOTE

     The election of the director nominees will be by plurality vote (that is, the two nominees receiving the greatest number of votes will be elected). The affirmative vote of holders of a majority of shares of common stock present at the meeting in person or by proxy will be required to approve the adoption of the 2002 Stock Option Plan and the 2002 Non-Employee Director Stock Option Plan. The Secretary will appoint an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Meeting.

     It is the Company's policy (i) to count abstentions and broker non-votes for purposes of determining the presence of a quorum at the Meeting, (ii) to treat abstentions as shares represented at the Meeting and voting against a proposal and to disregard broker non-votes in determining results on proposals requiring a majority or higher vote, and (iii) to consider neither abstentions nor broker non-votes in determining results of plurality votes. Under the rules of the New York Stock Exchange, brokers who hold shares on behalf of their customers have the authority to vote on routine proposals when they have not received instructions from beneficial owners. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. We believe each of the proposals to be presented at the Meeting is a matter on which your broker is empowered to vote your shares in the absence of specific instructions from you.

     We will announce preliminary voting results at the Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2002.

COST OF PROXY SOLICITATION

     The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained Strategic Stock Surveillance, LLC to assist in the solicitation of proxies for a fee of $7,500, plus out-of-pocket expenses. In addition, officers, employees or agents of the Company may solicit proxies by mail, personally, or by telephone, facsimile transmission or other means of communication. We will request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse the expenses in so doing.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

     This proxy statement and our 2001 Annual Report are available on our website at http://www.chkenergy.com.

HOUSEHOLDING

     Based on rules adopted by the Securities and Exchange Commission in 2000, certain shareholders who share the same last name and address will receive only one copy of the proxy materials. This procedure is called "householding" and is designed to reduce our printing and postage costs. If you hold your shares in street name and would like additional copies of the proxy materials, please contact your broker. If you are currently receiving multiple copies of the proxy materials and would like to request householding, please contact your broker as well. The Company does not currently use householding for record holders. In the future, if we decide to use householding, record holders will be notified in advance and given the opportunity to request to continue receiving multiple copies of materials in the same household.




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


                                  VOTING ITEM 1

                              ELECTION OF DIRECTORS

     Pursuant to provisions of the Company's Certificate of Incorporation and Bylaws, the Board of Directors has fixed the number of directors at seven. There is currently one vacancy on the Board. Our Certificate of Incorporation and Bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. The terms of two directors expire at the Meeting, and each of them has been nominated for re-election.

     The Board of Directors has nominated Aubrey K. McClendon and Shannon T. Self for re-election as directors for terms expiring at the 2005 Annual Meeting of Shareholders and, in each case, until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. Other directors will continue in office until the expiration of their terms at the 2003 or 2004 Annual Meeting of Shareholders, as the case may be.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of the two nominees. The Board of Directors expects that both nominees will be available for election but, in the event that the nominees are not so available, proxies received will be voted for substitute nominees to be designated by the Board or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.

                  INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following information is furnished for each person who is nominated for re-election as a director or who is continuing to serve as a director of the Company after the Meeting.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

     Aubrey K. McClendon, age 42, has served as Chairman of the Board, Chief Executive Officer and a director since co-founding the Company in 1989. From 1982 to 1989, Mr. McClendon was an independent producer of oil and gas in affiliation with Tom L. Ward, the Company's President and Chief Operating Officer. Mr. McClendon is a member of the Board of Visitors of the Fuqua School of Business at Duke University. Mr. McClendon is a 1981 graduate of Duke University.

     Shannon T. Self, age 45, has been a director of the Company since 1993. He is a shareholder and co-founder of the law firm of Commercial Law Group, P.C., formerly Self, Giddens & Lees, Inc., a professional corporation, in Oklahoma City. Mr. Self was an associate and shareholder in the law firm of Hastie and Kirschner, Oklahoma City, from 1984 to 1991 and was employed by Arthur Young & Co. from 1979 to 1980. Mr. Self is a member of the Law Board of Northwestern University School of Law and a director of Piedra Capital, Ltd., a money management firm in Houston, Texas. Mr. Self is a Certified Public Accountant. He graduated from the University of Oklahoma in 1979 and from Northwestern University Law School in 1984.

DIRECTORS WHOSE TERMS EXPIRE IN 2003

     Edgar F. Heizer, Jr., age 72, has been a director of the Company since 1993. From 1985 to the present, Mr. Heizer has been a private venture capitalist. He founded Heizer Corporation, a publicly traded business development company, in 1969 and served as Chairman and Chief Executive Officer from 1969 until 1986, when Heizer Corporation was reorganized into a number of public and private companies. Mr. Heizer was Assistant Treasurer of Allstate Insurance Company from 1962 to 1969 in charge of Allstate's venture capital operations. He was employed by Booz, Allen and Hamilton from 1958 to 1962, Kidder, Peabody & Co. from 1956 to 1958, and Arthur Andersen & Co. from 1954 to 1956. He serves on the advisory board of the Kellogg School of Management at Northwestern University. Mr. Heizer is a director of Material Sciences Corporation, a New York Stock Exchange listed company in Elk Grove Village, Illinois, Needham & Company, Inc., and several private companies. Mr. Heizer graduated from Northwestern University in 1951 and from Yale University Law School in 1954.

     Breene M. Kerr, age 73, has been a director of the Company since 1993. He is President of Brookside Company, Easton, Maryland. In 1969, Mr. Kerr founded Kerr Consolidated, Inc., which was sold in 1996. In 1969, Mr. Kerr co-founded the Resource Analysis and Management Group and remained its senior partner until 1982. From 1967 to 1969, he was Vice President of Kerr-McGee Chemical Corporation. From 1951 through 1967, Mr. Kerr worked for Kerr-McGee Corporation as a geologist and land manager. Mr. Kerr has served as chairman of the Investment Committee for the Massachusetts Institute of Technology and is a life member of the Corporation (Board of Trustees) of that university. He served as a director of Kerr-McGee Corporation from 1957 to 1981. Mr. Kerr currently is a trustee of the Brookings Institution in Washington, D.C., and has been an associate director since 1987 of Aven Gas & Oil, Inc., an oil and gas property management company located in Oklahoma City. Mr. Kerr graduated from the Massachusetts Institute of Technology in 1951.

DIRECTORS WHOSE TERMS EXPIRE IN 2004

     Tom L. Ward, age 42, has served as President, Chief Operating Officer and a director of Chesapeake Energy Corporation since its inception in 1989. From 1982 to 1989, Mr. Ward was an independent producer of oil and gas in affiliation with Aubrey K. McClendon, the Company's Chairman and Chief Executive Officer. Mr. Ward is a member of the Board of Trustees of Anderson University in Anderson, Indiana. Mr. Ward graduated from the University of Oklahoma in 1981 with a BBA in Petroleum Land Management.

     Frederick B. Whittemore, age 71, has been a director of the Company since 1993. Mr. Whittemore has been an advisory director of Morgan Stanley Dean Witter & Co. since 1989 and was a managing director or partner of the predecessor firms of Morgan Stanley Dean Witter & Co. from 1967 to 1989. He was Vice-Chairman of the American Stock Exchange from 1982 to 1984. Mr. Whittemore is a director of Partner Reinsurance Company, Bermuda; Maxcor Financial Group Inc., New York; SunLife of New York, New York; KOS Pharmaceuticals, Inc., Miami, Florida; and Southern Pacific Petroleum, Australia, NL. Mr. Whittemore graduated from Dartmouth College in 1953 and from the Amos Tuck School of Business Administration in 1954.

                                  VOTING ITEM 2

                  PROPOSAL TO ADOPT THE 2002 STOCK OPTION PLAN

     General. Our Board of Directors, subject to shareholder approval, adopted the 2002 Stock Option Plan (the "2002 Plan"), which authorizes the granting of incentive stock options and nonqualified stock options to employees and nonqualified stock options to consultants. Incentive stock options available for grant to employees under all other Company stock option plans have been depleted, and the 2002 Plan will provide the Company with the continued ability to give employees the opportunity to invest in and hold the common stock of the Company on a tax-advantaged basis. The Board continues to believe that employee ownership in the Company best aligns the employees' interests with its shareholders. The Board has reserved 3,000,000 shares of common stock for issuance under the 2002 Plan. This amount equals approximately 1.4% of our fully diluted common shares. A description of the 2002 Plan appears below and a copy of the 2002 Plan is attached to this Proxy Statement as Exhibit A. The description below is qualified in its entirety by reference to the complete text of the 2002 Plan.

     Purpose of the 2002 Plan. The purpose of the 2002 Plan is to create incentives which are designed to motivate employees and consultants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the 2002 Plan provides for the granting of stock options intended to qualify as incentive stock options pursuant to Section 422 of the Internal Revenue Code (the "Code") and nonqualified stock options. All shares subject to the 2002 Plan will be registered at the Company's expense under the Securities Act of 1933, as amended, and listed on the New York Stock Exchange.

     Plan Administration. The Regular Stock Option Committee, consisting of at least two directors designated by the Board of Directors, will administer the 2002 Plan with respect to consultants and employees who are not executive officers, including the grant of options, and the Special Stock Option Committee, consisting of at least two directors designated by the Board of Directors who meet the definition of "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, will administer the 2002 Plan with respect to executive officers, including the grant of options.

     Messrs. Heizer and Whittemore serve as the Special Stock Option Committee and Messrs. McClendon and Ward serve as the Regular Stock Option Committee. With respect to all decisions relating to non-executive officer participants, including the grant of options, the term "Committee," as hereafter used, applies only to the Regular Stock Option Committee and, with respect to all decisions relating to executive officer participants, including the grant of options, the term "Committee," as hereafter used, applies only to the Special Stock Option Committee.

     Each Committee is authorized and has complete discretion to formulate policies, to establish rules and regulations for the administration of the 2002 Plan and to determine the terms of any options granted by such Committee under the 2002 Plan. Subject to certain adjustment provisions, the Committee cannot grant options for more than one million shares of common stock to any employee in any calendar year.

MATERIAL TERMS OF OPTIONS

     Exercise Price. The exercise price of incentive stock options granted under the 2002 Plan may not be less than 100% of the fair market value of the shares underlying the options on the date of grant, or 110% of the fair market value of such shares in the case of an optionee who holds more than 10% of the combined voting power of the Company's outstanding securities. The Committee may grant nonqualified stock options for the purchase of up to 10% of the shares subject to the 2002 Plan at an exercise price which is not less than 85% of the fair market value of the common stock on the date of grant. Otherwise, the exercise price of nonqualified stock options must be at least the fair market value of the common stock on the date of grant. No option may have an exercise price less than the par value of the shares subject to the option. With respect to incentive stock options, the aggregate fair market value (determined as of the grant date) of the stock which a participant may first have the right to acquire pursuant to the exercise of any incentive stock options in any calendar year under all incentive stock options of the Company may not exceed $100,000. In the event options granted to a participant exceed the $100,000 annual limitation, the participant will be deemed to have been granted incentive stock options with respect to shares within the $100,000 limitation and nonqualified stock options with respect to shares which cause such limitation to be exceeded. The fair market value of shares of common stock is determined by reference to the reported closing price on the New York Stock Exchange or such other principal national securities exchange upon which the stock is listed.

     Option Period and Vesting. The maximum period for exercise of an option will be established by the Committee at the date of grant, but the option period may not be more than ten years from the date of grant (or five years in the case of incentive stock options granted to an optionee who holds more than 10% of the combined voting power of the Company's outstanding securities). An option may be exercised only to the extent that the option is vested in accordance with a schedule determined by the Committee in its sole discretion. To the extent exercisable, options granted under the 2002 Plan may be exercised by the optionee during his or her employment and within such period after termination of employment as the Committee determines. The Committee has discretion to accelerate the vesting of unvested options in the case of termination of employment of an optionee.

     Payment Upon Exercise. Upon the exercise of an option under the 2002 Plan, the option price and any required state and federal withholding taxes must be paid in full. The optionee may pay the exercise price of an option in cash, by tendering, either by actual delivery of shares or by attestation, shares of common stock acceptable to the Committee and valued at fair market value as of the day of exercise, or by using any combination of cash and common stock. In addition, the 2002 Plan permits an optionee to pay the exercise price by irrevocably authorizing a third party to sell shares of common stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. All withholding taxes must be paid in cash.

     Transferability. Options are not transferable except by will or by the laws of descent and distribution.

     Adjustments. The 2002 Plan provides for appropriate adjustments in the number of shares and option price in the event of a merger, consolidation, recapitalization, stock split, combination of shares, stock dividend or similar transaction involving the Company.

     Acceleration Upon Corporate Event. Upon dissolution or liquidation of the Company, or if the Company merges into, consolidates with, or sells or otherwise transfers all or substantially all of its assets to another corporation and no provision is made for the assumption or substitution of outstanding options by the surviving, resulting or acquiring corporation, each outstanding option will terminate, but the optionee will have the right, immediately prior to such transaction, to exercise his or her option, in whole or in part, to the extent not previously exercised, without regard to any vesting provisions. The 2002 Plan also provides that the Committee may, in its discretion, provide for certain payments to be made by the Company to a participant in the event acceleration of the vesting of options is considered a payment subject to the excise tax imposed under Section 4999 of the Code.

     Termination and Amendment. The 2002 Plan provides for termination at midnight, February 29, 2012, but will continue with respect to outstanding options as of the time of termination. Prior to such time, the 2002 Plan may be earlier terminated or amended by the Board of Directors. Shareholder approval is required for any amendment to the 2002 Plan which relates to incentive stock options and for which Section 422 of the Code requires shareholder approval. Shareholder approval is also required for any other amendment which, in the opinion of counsel, another law or regulation or a stock exchange rule requires shareholder approval.

     Participants. As of April 10, 2002, the Company had 635 employees who were eligible to participate in the 2002 Plan, five of whom are executive officers. Such executive officers may be granted options by the Special Stock Option Committee and the other employees and consultants of the Company are eligible to be granted options by the Regular Stock Option Committee. The Committee determines from time to time those persons who are to be granted options under the 2002 Plan, taking into account the duties of the respective optionees, their present and potential contributions to the success of the Company and such other factors as the Committee deems relevant.

     Since no decisions have been made with respect to the grants of any options under the 2002 Plan, it is not possible to determine the future benefits or dollar amounts to be received by either the named executive officers or other employees or consultants of the Company under the 2002 Plan. Directors who are not Company employees or consultants are not eligible to participate in the 2002 Plan.

     Federal Income Tax Consequences. Under current federal tax law, the following are the United States federal income tax consequences generally arising with respect to options granted under the 2002 Plan. The discussion is not a complete analysis of all federal income tax consequences and does not cover all specific transactions which may occur.

     No tax consequences attend the grant or timely exercise of an incentive stock option. If the participant holds the common stock acquired for at least one year after the transfer of the common stock to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale or exchange of the common stock equal to the difference between the amount realized on the sale or exchange and the adjusted basis of the stock. The adjusted basis of common stock transferred to a participant pursuant to the exercise of an incentive stock option is the price paid for such common stock. If the common stock is not held for the required period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the amount paid for the common stock or, if less (and if the disposition is a transaction in which a loss, if sustained, would be recognized by the participant), the gain on disposition. Any additional gain realized by the participant upon that disposition will be capital gain. The excess of the fair market value of common stock received upon the exercise of an incentive stock option over the option price for the common stock is an item of adjustment for the participant for purposes of the alternative minimum tax. Expense deductions for incentive stock options are not allowed by the Company, unless the participant recognizes ordinary income.

     Generally, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the amount of the exercise price. Income recognized upon the exercise of a nonqualified stock option will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. Nonqualified stock options provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. The adjusted basis of common stock transferred to a participant pursuant to the exercise of a nonqualified stock option is the price paid for the common stock plus an amount equal to any income recognized by the participant as a result of the exercise of the option. If a participant thereafter sells common stock acquired upon exercise of a nonqualified stock option, any amount realized over the adjusted basis of the common stock will constitute capital gain to the participant for U.S. federal income tax purposes.

     If a participant surrenders common stock which the participant already owns as payment for the exercise price of a stock option, the participant will not recognize gain or loss as a result of such surrender. The number of shares received upon exercise of the option equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. The holding period for such shares will include the holding period for the shares surrendered. The remaining shares received will have a basis equal to the amount of income the participant recognizes upon receipt of such shares. The participant's holding period for such shares will commence on the day after such exercise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 2002 PLAN. The affirmative vote of the holders of a majority of the shares of common stock present at the Meeting, in person or by proxy, is required for adoption of the 2002 Plan.

                                  VOTING ITEM 3

       PROPOSAL TO ADOPT THE 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     General. Our Board of Directors, subject to shareholder approval, has adopted the 2002 Non-Employee Director Stock Option Plan (the "2002 Director Plan"), which authorizes the granting of stock options to non-employee directors. The quarterly award of stock options to our non-employee directors has been a key component of director compensation. Since 1993, non-employee directors have received at-market stock options under the Company's 1992 Nonstatutory Stock Option Plan (the "1992 Director Plan") pursuant to a formula providing for quarterly grants. The shares of common stock subject to the 1992 Director Plan have now been depleted. Rather than amend the 1992 Director Plan to provide for more shares, the Board believed it was appropriate to adopt a new plan with several changes that conform the plan format to our other stock option plans. The 2002 Director Plan, however, is intended to operate substantially in the same way and for the same purpose as the 1992 Director Plan. While the 2002 Director Plan can be used to make a discretionary grant to a non-employee director, such as an incentive grant to a new director upon joining the Board, its main purpose is to provide for quarterly stock option grants to non-employee directors.

     The Board of Directors has reserved 500,000 shares of common stock for issuance under the 2002 Director Plan. This amount equals approximately 0.2% of our fully diluted common shares. A description of the 2002 Director Plan appears below and a copy of the 2002 Director Plan is attached to this Proxy Statement as Exhibit B. The description below is qualified in its entirety by reference to the complete text of the 2002 Director Plan.

     Purpose of the 2002 Director Plan. The purpose of the 2002 Director Plan is to aid the Company in attracting and retaining persons of outstanding competence who are not employed by the Company to serve on the Board of Directors. The Plan is intended to enable such persons to acquire or increase ownership interests in the Company on a basis that will encourage them to use their best efforts to promote the growth and profitability of the Company. All shares subject to the 2002 Director Plan will be registered at the Company's expense under the Securities Act of 1933, as amended, and listed on the New York Stock Exchange.

     Plan Administration. The Committee, consisting of at least two directors designated by the Board of Directors who meet the definition of "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, will administer the 2002 Director Plan. The Committee is authorized and has complete discretion to formulate policies, to establish rules and regulations for the administration of the 2002 Director Plan and to determine the terms of any non-formula options granted under the 2002 Director Plan.

MATERIAL TERMS OF OPTIONS

     Formula Grants. Each non-employee Director serving on the Board will be granted an option to purchase 10,000 shares of common stock on the first business day of each calendar quarter starting in July 2002. Formula options will be immediately exercisable at an exercise price equal to the fair market value of our common stock on the date of grant. The term of each option granted under the formula will be for a period which expires ten years after the date of grant. The Board of Directors may amend the formula in the future without seeking shareholder approval.

     Exercise Price of Non-Formula Options. The exercise price of options granted under the 2002 Director Plan may not be less than 100% of the fair market value of the shares underlying the options on the date of grant except that the Committee may grant options for the purchase of up to 10% of the shares subject to the 2002 Director Plan at an exercise price which is not less than 85% of the fair market value of the common stock on the date of grant. Otherwise, the exercise price of options must be at least the fair market value of the common stock on the date of grant. No option may have an exercise price less than the par value of the shares subject to the option. The fair market value of shares of common stock is determined by reference to the reported closing price on the New York Stock Exchange or such other principal national securities exchange upon which the stock is listed.

     Option Period and Vesting. The maximum period for exercise of a non-formula option will be established by the Committee at the date of grant, but the option period may not be more than ten years from the date of grant. An option may be exercised only to the extent that the participant is vested in accordance with a schedule determined by the Committee in its sole discretion. The Committee has discretion to accelerate the vesting of unvested options in the case of termination of the Board membership of a participant.

     Exercise of Options After a Participant's Termination. Unless the Committee otherwise determines, options granted to a participant whose service as a director terminates during the option period for any reason other than cause may be exercised, to the extent exercisable, until three years after termination of the participant's service on the Board. In the event a participant's membership on the Board is terminated by reason of death, the personal representative of the deceased participant may exercise any unexercised vested option granted to the participant under the Plan. If a participant's membership on the Board is terminated for cause, the participant's option will expire 30 days after such termination. Discharge for cause will include termination for malfeasance or gross misfeasance in the performance of duties, conviction of illegal activity in connection therewith, or any conduct detrimental to the interests of the Company, and in any event the determination of cause by the Board will be conclusive.

     Payment Upon Exercise. Upon the exercise of an option under the 2002 Director Plan, the option price and any required state and federal withholding taxes must be paid in full. The participant may pay the exercise price of an option in cash, by tendering, either by actual delivery of shares or by attestation, shares of common stock acceptable to the Committee and valued at fair market value as of the day of exercise, or by using any combination of cash and common stock. In addition, the 2002 Director Plan permits a participant to pay the exercise price by irrevocably authorizing a third party to sell shares of common stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. All withholding taxes must be paid in cash.

     Limited Transferability of Options. The Committee may authorize all or a portion of the options to be granted to a participant to be on terms which permit transfer, without consideration, by such participant to the ex-spouse of the participant pursuant to the terms of a qualified domestic relations order or to the spouse, children or grandchildren of the participant, a trust for their exclusive benefit or a partnership in which they are the only partners. Subsequent transfers of transferred options are prohibited except by will or the laws of descent and distribution.

     Adjustments. The 2002 Director Plan provides for appropriate adjustments in the number of shares and option price in the event of a merger, consolidation, recapitalization, stock split, combination of shares, stock dividend or similar transaction involving the Company. The number of shares of common stock underlying options to be granted under the formula grant provision will not be affected, however, by such adjustments.

     Acceleration Upon Corporate Event. Upon dissolution or liquidation of the Company, or if the Company merges into, consolidates with, or sells or otherwise transfers all or substantially all of its assets to another corporation and no provision is made for the assumption or substitution of outstanding options by the surviving, resulting or acquiring corporation, each outstanding option granted will terminate, but the participant will have the right, immediately prior to such transaction, to exercise his or her option, in whole or in part, to the extent not previously exercised, without regard to any vesting provisions. The 2002 Director Plan also provides that the Committee may, in its discretion, provide for certain payments to be made by the Company to a participant in the event acceleration of the vesting of options is considered a payment subject to the excise tax imposed under Section 4999 of the Code.

     Termination and Amendment. The 2002 Director Plan provides for termination at midnight, April 14, 2012, but will continue with respect to outstanding options as of the time of termination. Prior to such time, the 2002 Director Plan may be earlier terminated or amended by the Board of Directors. Shareholder approval is required for any amendment to the 2002 Director Plan which, in the opinion of counsel, any law or regulation or stock exchange rule requires shareholder approval.

     Participants. Only the Company's non-employee directors are eligible to participate in the 2002 Director Plan. Four of the six members of the Board of Directors are not employees of the Company. If the 2002 Director Plan is approved by the shareholders, each of the four non-employee directors will receive under the formula provision of the plan a ten-year, fully vested, at-market option to purchase 10,000 shares of common stock on July 1 and October 1, 2002 and thereafter on the first business day of each January, April, July and October. For information about formula options granted to non-employee directors under the 1992 Director Plan in 2001, see "The Board of Directors and its Committees -- Director Compensation". While discretionary option grants may be made under the 2002 Director Plan by the Committee, there are none contemplated at this time.

     Federal Income Tax Consequences. Under current federal tax law, the following are the United States federal income tax consequences generally arising with respect to options granted under the 2002 Director Plan. The discussion is not a complete analysis of all federal income tax consequences and does not cover all specific transactions which may occur.

     Generally no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the amount of the exercise price. Income recognized upon the exercise of a nonqualified stock option will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. The adjusted basis of common stock transferred to a participant pursuant to the exercise of a nonqualified stock option is the price paid for the common stock plus an amount equal to any income recognized by the participant as a result of the exercise of the option. If a participant thereafter sells common stock acquired upon exercise of a nonqualified stock option, any amount realized over the adjusted basis of the common stock will constitute capital gain to the participant for U.S. federal income tax purposes.

     If a participant surrenders common stock which the participant already owns as payment for the exercise price of a stock option, the participant will not recognize gain or loss as a result of such surrender. The number of shares received upon exercise of the option equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. The holding period for such shares will include the holding period for the shares surrendered. The remaining shares received will have a basis equal to the amount of income the participant recognizes upon receipt of such shares. The participant's holding period for such shares will commence on the day after such exercise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 2002 DIRECTOR PLAN. The affirmative vote of the holders of a majority of the shares of common stock present at the Meeting, in person or by proxy, is required for adoption of the 2002 Director Plan.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During 2001, the Board of Directors held four meetings in person and three meetings by telephone conference. The Board of Directors has standing compensation, stock option, audit and nominating committees.

     The duties and objectives of the Compensation Committee are described under the "Report of the Compensation Committee on Executive Compensation." Messrs. Heizer and Whittemore serve on the Compensation Committee. The Compensation Committee held two meetings during 2001.

     A committee comprised of Messrs. Heizer and Whittemore administers the stock option plans with respect to employee participants who are executive officers. Messrs. McClendon and Ward serve on committees that administer the Company's stock option plans with respect to all employee participants who are not executive officers. Each committee held two meetings during 2001. Messrs. Heizer and Whittemore also administer the Company's stock option plan for directors. Options are granted pursuant to a formula under the plan. As a result, no meetings of this committee were held in 2001.

     Messrs. Kerr, Whittemore and Heizer served on the Audit Committee during 2001. The Committee held two meetings during 2001. Additionally, the chairman of the Committee, on a quarterly basis, conferred with the independent accountants after they completed their review of the quarterly financial statements and prior to the filing of our Forms 10-Q.

     The Nominating Committee periodically reviews and updates the criteria for Board membership and evaluates the qualifications of each director candidate against such criteria. Messrs. Kerr and Whittemore serve on the Nominating Committee. Mr. McClendon served on the Nominating Committee prior to his resignation from the Committee on March 8, 2002. The Nominating Committee met once in 2001.

     Each director attended, either in person or by telephone conference, all of the Board and committee meetings held while serving as a director or committee member during 2001.

AUDIT COMMITTEE REPORT

     The Audit Committee is responsible for recommending, on an annual basis, the independent accountants to be appointed by the Board of Directors as auditor of the Company and its subsidiaries. The Committee also reviews the arrangements for and the results of the auditor's examination of the Company's books, records and internal accounting control procedures. In March 2002, the Committee re-examined and amended and the Board approved the Committee's written charter, which is included as Exhibit C to this proxy statement. Under the rules of the New York Stock Exchange, all of the current members of the Audit Committee are independent.

     The Committee has discussed and reviewed with management the audited financial statements of the Company for the year ended December 31, 2001. The Committee has also discussed with our independent auditing firm, PricewaterhouseCoopers LLP, the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, and has received and reviewed the written disclosures from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, regarding the firm's independence from the Company. We have discussed with PricewaterhouseCoopers LLP its independence and considered the compatibility of non-audit services rendered by PricewaterhouseCoopers LLP with its independence. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Breene M. Kerr, Chairman
Edgar F. Heizer, Jr.
Frederick B. Whittemore

DIRECTORS' COMPENSATION

     During 2001, each non-employee director was entitled to receive cash compensation of $30,000, comprised of an annual retainer of $10,000, payable in quarterly installments of $2,500, and $5,000 for each meeting of the Board attended, not to exceed $30,000 per year for Board meetings attended. Directors are also reimbursed for travel and other expenses. Officers who also serve as directors do not receive fees for serving as directors. Under the Company's 1992 Director Plan on the first business day of each quarter of service, non-employee directors are granted ten-year nonqualified stock options to purchase 8,750 shares of our common stock at an exercise price equal to the market price on the date of grant. Commencing July 1, 2002, the non-employee directors' quarterly option grants will be increased to 10,000 options and will be issued from the 2002 Director Plan, subject to its approval by shareholders. The options are fully exercisable upon grant.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Our Philosophy. We are responsible for establishing the Company's compensation policies and monitoring the implementation of the Company's compensation system. Our objective is to develop an executive compensation system that is competitive with the Company's peers and encourages both short-term and long-term performance aligned with shareholders' interest.

     Our Objectives. In establishing executive compensation, our objective is to attract, retain and motivate executive officers and key employees with the competence, knowledge and experience to promote the growth and profitability of the Company. We consider the following to be key factors in our determination of executive compensation:

o Compensation should be competitive. We must be conscious of the compensation practices of our peers and new trends in the executive compensation arena.

o Compensation should be related to performance. We believe that individual compensation should be tied to individual performance and to how well the Company performs, financially and operationally.

o Fixed and incentive compensation should be properly proportioned. We believe that the proportion of an individual's total compensation that varies with individual and company performance should increase as the individual's business responsibilities increase.

o Compensation should be individually and subjectively evaluated. Individual circumstances and performance should be evaluated independently for each executive officer.

o Compensation should be closely aligned with shareholder interests. We provide employees at all levels with various ways to become shareholders. We grant stock options to all employees through our stock option plans and allow employees to invest in Company stock through our 401(k) plan. In addition, the individual employment agreements of our executive officers establish stock ownership targets for each officer ranging from 1,000 shares to 500% of annual base salary and bonuses. We want all employees to think and act like owners of the business.

o Compensation should be re-evaluated frequently. Currently, we review executive compensation semi-annually and make adjustments as we deem appropriate.

     COMPONENTS OF OUR COMPENSATION SYSTEM

     Base Salary. The executive officers' base salaries are reviewed and set semi-annually for each individual at levels commensurate with our peer group. The actual amount of each executive's base salary reflects and is adjusted on a subjective basis for such factors as leadership, commitment, attitude, motivational effect, level of responsibility, prior performance of the Company and the individual's contribution to that performance.

     Cash Bonuses. We believe that cash bonuses should be paid to the executive officers based on a subjective evaluation of the performance of the Company and the individual. The Company's financial and operating performance measurements are based on reserves, production, net income, cash flow, successful drilling results, competitive finding and operating costs, general and administrative costs, asset acquisitions and divestitures, risk management activities and common stock price performance. Individual performance factors include leadership, commitment, attitude, motivational effect, level of responsibility, prior experience and extraordinary contributions to the Company. Cash bonuses awarded in 2001 were consistent with the Company's strong financial and operational results and management's successful execution of the Company's risk management strategies and acquisition and drilling programs while continuing to build on the Company's high-quality asset base and maintaining a low cost operating structure.

     Stock Options. Stock options from existing and future stock option plans are granted to all employees based on a subjective determination and assessment of the performance factors utilized for cash bonus awards. Stock options granted to executive officers are issued at not less than the market price of the Company's common stock on the date of issuance and typically vest over a period of four years. Consequently, we believe stock options provide strong incentives for long-term financial performance that increases shareholder value while rewarding and retaining the executives. Stock options issued to executive officers in 2001 are consistent with the Company's strong financial and operational results.

     Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid by a publicly held company to its chief executive officer and the Company's four other most highly compensated executive officers, unless certain requirements are met. We presently intend that most compensation paid to executive officers will meet the requirements for deductibility under Section 162(m). However, we may award compensation which is not deductible under Section 162(m) if we believe that such awards would be in the best interest of the Company or its shareholders.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER. Based on the historical operations of the Company, the Chief Executive Officer and Chief Operating Officer have similar positions of executive responsibility with managerial control over different areas of the Company. Accordingly, the Chief Executive Officer and Chief Operating Officer have been historically compensated on an equal basis and we anticipate that such practice will continue in the future. In each case, the compensation for each of the officers was determined in the same manner as the compensation for other executive officers of the Company. The cash bonuses and options granted to Messrs. McClendon and Ward were based on the subjective evaluation of the Company's growth and profitability, the contributions of Messrs. McClendon and Ward to that growth and the compensation paid to other chief executive officers in the Company's peer group. We determined that the increase in overall compensation for the Chief Executive Officer and Chief Operating Officer during 2001 was appropriate given the Company's strong performance in 2001.

Members of the Compensation Committee and the Special Stock Option Committee:

Edgar F. Heizer, Jr.
Frederick B. Whittemore

                         INFORMATION REGARDING OFFICERS

EXECUTIVE OFFICERS

     In addition to Messrs. McClendon and Ward, the following are also executive officers of the Company.

     Marcus C. Rowland, age 49, was appointed Executive Vice President in 1998 and has been the Company's Chief Financial Officer since 1993. He served as Senior Vice President from 1997 to 1998 and as Vice President - Finance from 1993 until 1997. From 1990 until his association with the Company, Mr. Rowland was Chief Operating Officer of Anglo-Suisse, L.P. assigned to the White Nights Russian Enterprise, a joint venture of Anglo-Suisse, L.P. and Phibro Energy Corporation, a major foreign operation which was granted the right to engage in oil and gas operations in Russia. Prior to his association with White Nights Russian Enterprise, Mr. Rowland owned and managed his own oil and gas company and prior to that was Chief Financial Officer of a private exploration company in Oklahoma City from 1981 to 1985. Mr. Rowland is a Certified Public Accountant. Mr. Rowland graduated from Wichita State University in 1975.

     Martha A. Burger, age 49, has served as Treasurer since 1995 and as Senior Vice President - Human Resources since 2000. She was the Company's Vice President - Human Resources from 1998 until 2000, Human Resources Manager from 1996 to 1998 and Corporate Secretary from 1999 until 2000. From 1994 to 1995, she served in various accounting positions with the Company, including Assistant Controller - Operations. From 1989 to 1993, Ms. Burger was employed by Hadson Corporation as Assistant Treasurer and from 1993 to 1994 served as Vice President and Controller of Hadson Corporation. Prior to joining Hadson Corporation, Ms. Burger was employed by The Phoenix Resource Companies, Inc. as Assistant Treasurer and by Arthur Andersen & Co. Ms. Burger is a Certified Public Accountant and graduated from the University of Central Oklahoma in 1982 and from Oklahoma City University in 1992.

     Michael A. Johnson, age 36, has served as Senior Vice President - Accounting, Controller and Chief Accounting Officer since 2000. He served as Vice President of Accounting and Financial Reporting from 1998 to 2000 and as Assistant Controller from 1993 to 1998. From 1991 to 1993, Mr. Johnson served as Project Manager for Phibro Energy Production, Inc., a Russian joint venture. From 1987 to 1991, he served as audit manager for Arthur Andersen & Co. Mr. Johnson is a Certified Public Accountant and graduated from the University of Texas at Austin in 1987.

OTHER OFFICERS

     Steven C. Dixon, age 43, has been Senior Vice President - Production since 1995 and served as Vice President - Exploration from 1991 to 1995. Mr. Dixon was a self-employed geological consultant in Wichita, Kansas from 1983 through 1990. He was employed by Beren Corporation in Wichita, Kansas from 1980 to 1983 as a geologist. Mr. Dixon graduated from the University of Kansas in 1980.

     J. Mark Lester, age 49, has been Senior Vice President - Exploration since 1995 and served as Vice President - Exploration from 1989 to 1995. From 1986 to 1989, Mr. Lester was self-employed and acted as a consultant to Messrs. McClendon and Ward. He was employed by various independent oil companies in Oklahoma City from 1980 to 1986, and was employed by Union Oil Company of California from 1977 to 1980 as a geophysicist. Mr. Lester graduated from Purdue University in 1975 with a B.S. in Engineering Geology and in 1977 with an M.S. in Geophysics.

     Henry J. Hood, age 41, was appointed Senior Vice President - Land and Legal in 1997 and served as Vice President - Land and Legal from 1995 to 1997. Mr. Hood was retained as a consultant to the Company during the two years prior to his joining the Company, and he was associated with the law firm of White, Coffey, Galt & Fite from 1992 to 1995. Mr. Hood was associated with or a partner of the law firm of Watson & McKenzie from 1987 to 1992. Mr. Hood is a member of the Oklahoma and Texas Bar Associations. Mr. Hood graduated from Duke University in 1982 and from the University of Oklahoma College of Law in 1985.

     Thomas L. Winton, age 55, has served as Senior Vice President - Information Technology and Chief Information Officer since 1998. From 1985 until his association with the Company, Mr. Winton served as the Director, Information Services Department, at Union Pacific Resources Company. Prior to that period Mr. Winton held the positions of Regional Manager - Information Services from 1984 until 1985 and Manager - Technical Applications Planning and Development from 1980 until 1984 with UPRC. Mr. Winton also served as an analyst and supervisor in the Operations Research Division, Conoco Inc., from 1973 until 1980. Mr. Winton graduated from Oklahoma Christian University in 1969, Creighton University in 1973 and the University of Houston in 1980. Mr. Winton also completed the Tuck Executive Program, Amos Tuck School of Business, Dartmouth College in 1987.

     Douglas J. Jacobson, age 48, has served as Senior Vice President - Acquisitions and Divestitures since 1999. Prior to joining the Company, Mr. Jacobson was employed by Samson Investment Company from 1980 until 1999, where he served as Senior Vice President - Project Development and Marketing from 1996 until 1999. Prior to joining Samson, Mr. Jacobson was employed by Peat, Marwick, Mitchell & Co. Mr. Jacobson has served on various Oklahoma legislative commissions which have addressed issues in the oil and gas industry, including the Commission of Oil and Gas Production Practices and the Natural Gas Policy Commission. Mr. Jacobson is a Certified Public Accountant and graduated from John Brown University in 1976 and from the University of Arkansas in 1977.

     Thomas S. Price, Jr., age 50, has served as Senior Vice President - Corporate Development since 2000, as Vice President - Corporate Development since 1992 and was a consultant to the Company during the prior three years. He was employed by Kerr-McGee Corporation, Oklahoma City, from 1988 to 1989 and by Flag-Redfern Oil Company from 1984 to 1988. Mr. Price is Vice Chairman of the Mid-Continent Oil and Gas Association, a member of the Oklahoma Independent Petroleum Association and a member of the Petroleum Investor Relations Association and the National Investor Relations Institute. Mr. Price graduated from the University of Central Oklahoma in 1983, from the University of Oklahoma in 1989 and from the American Graduate School of International Management in 1992.

     James C. Johnson, age 44, has served as President of Chesapeake Energy Marketing, Inc., a wholly-owned subsidiary of Chesapeake Energy Corporation, since 2000. He served as Vice President - Contract Administration for the Company from 1997 to 2000 and as Manager - Contract Administration from 1996 to 1997. From 1980 to 1996, Mr. Johnson held various gas marketing and land positions with Enogex, Inc., Delhi Gas Pipeline Corporation, TXO Production Corp. and Gulf Oil Corporation. Mr. Johnson is a member of the Natural Gas Association of Oklahoma and graduated from the University of Oklahoma in 1980.

     Stephen W. Miller, age 45, has recently been named Senior Vice President - Drilling after serving as Vice President - Drilling since 1996 and as District Manager - College Station District from 1994 to 1996. Mr. Miller held various engineering positions in the oil and gas industry from 1980 to 1993. Mr. Miller is a registered Professional Engineer in Texas, is a member of the Society of Petroleum Engineers and graduated from Texas A & M University in 1980.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP

     The table below sets forth (i) the name and address of each person known by management to own beneficially more than 5% of our outstanding common stock, the number of shares beneficially owned by each such shareholder and the percentage of outstanding shares owned, and (ii) the number and percentage of outstanding shares of common stock beneficially owned by each of our nominees, directors and executive officers listed in the Summary Compensation Table below and by all directors and executive officers of the Company as a group. Unless otherwise noted, information is given as of the Record Date and the persons named below have sole voting and/or investment power with respect to such shares.

                                                                  COMMON STOCK
                                            -----------------------------------------------------------
                                            OUTSTANDING        OPTION          TOTAL         PERCENT OF
            BENEFICIAL OWNER                   SHARES         SHARES(a)      OWNERSHIP         CLASS
            ----------------                -----------       ----------    -----------      ----------

Tom L. Ward(1)(2).......................      8,148,985(b)(c)  2,663,358     10,812,343         6.42%
  6100 North Western Avenue
  Oklahoma City, OK 73118

Aubrey K. McClendon(1)(2)...............      8,649,229(c)(d)    786,906      9,436,135         5.66%
  6100 North Western Avenue
  Oklahoma City, OK 73118

Frederick B. Whittemore(1)..............        481,800(e)     1,250,250(f)   1,732,050         1.04%

Shannon T. Self(1)......................      1,171,676(g)       383,166      1,554,842             (3)

Edgar F. Heizer, Jr.(1).................        709,650          471,000      1,180,650             (3)

Breene M. Kerr(1).......................        430,219(h)        81,250        511,469             (3)

Martha A. Burger(2).....................         22,278(c)       103,378        125,656             (3)

Marcus C. Rowland(2)....................         19,959(c)        28,750         48,709             (3)

Michael A. Johnson(2)...................         49,999(c)         6,250         56,249             (3)

All directors and executive
  officers as a group...................     19,683,795        5,024,308     24,708,103        14.46%


----------

(1)  Director

(2)  Executive officer

(3)  Less than 1%

(a) Represents shares of common stock which can be acquired on the Record Date or 60 days thereafter through the exercise of options.

(b) Includes 844,160 shares held by TLW Investments, Inc., an Oklahoma corporation of which Mr. Ward is sole shareholder and chief executive, and 21,435 shares held by Mr. Ward's immediate family sharing the same household. Excluded are the shares of our common stock beneficially owned by Mr. McClendon which may be attributed to Mr. Ward based on a jointly filed Schedule 13D. Mr. Ward disclaims such ownership.

(c) Includes shares purchased on behalf of the executive officer in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (Tom
     L. Ward, 40,075 shares; Aubrey K. McClendon, 87,165 shares; Martha A. Burger, 16,078 shares; Marcus C. Rowland, 19,426 shares; and Michael A. Johnson, 15,270 shares).

(d) Includes 13,560 shares held by Chesapeake Investments, an Oklahoma limited partnership of which Mr. McClendon is sole general partner. Excluded are the shares beneficially owned by Mr. Ward which may be attributed to Mr. McClendon based on a jointly filed Schedule 13D. Mr. McClendon disclaims such ownership.

(e) Includes 41,750 shares held by Mr. Whittemore as trustee of the Whittemore Foundation.

(f) Includes options to purchase shares of our common stock owned by Messrs. Ward and McClendon issued to Mr. Whittemore (394,688 shares from Mr. McClendon and 355,312 shares from Mr. Ward).

(g) Includes 17,782 shares held by Pearson Street Limited Partnership, an Oklahoma limited partnership of which Mr. Self is sole general partner and the remaining partner is Mr. Self's spouse, and 1,138,600 shares held by the Aubrey K. McClendon Children's Trust of which Mr. Self is the trustee.

(h) Includes 250,942 shares held by Talbot Fairfield II Limited Partnership, of which Mr. Kerr is a general partner.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of the Company's common stock to file reports of ownership and subsequent changes with the Securities and Exchange Commission. Based only on a review of copies of such reports and written representations delivered to the Company by such persons, the Company believes that there were no violations of Section 16(a) by such persons during 2001, except that Mr. Kerr filed one late Form 4 relating to a disposition of shares by his partnership and Mr. Self inadvertently did not report the sale of 45,000 shares of common stock on his Form 4 for January 2001. Mr. Self filed an amended Form 4 on February 23, 2001 to report such sales.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth for the fiscal years ended December 31, 2001, 2000 and 1999 the compensation earned in each period by (i) our chief executive officer and (ii) the four other most highly compensated executive officers.

                                                         ANNUAL COMPENSATION              SECURITIES
                                           ---------------------------------------------  UNDERLYING
                                                                              OTHER         OPTION            ALL
                                                                             ANNUAL      AWARDS (# OF        OTHER
 NAME AND PRINCIPAL POSITION       YEAR       SALARY         BONUS       COMPENSATION(a)  SHARES)(b)    COMPENSATION(c)
-----------------------------     ------   ------------  ------------   ---------------- ------------  ----------------

Aubrey K. McClendon                2001     $ 537,500      $575,000        $ 199,158      1,600,000        $ 11,180
  Chairman of the Board and        2000     $ 425,000      $425,000        $ 140,442      1,975,000        $ 11,680
  Chief Executive Officer          1999     $ 350,000      $300,000        $ 137,029        500,000        $ 19,500

Tom L. Ward                        2001     $ 537,500      $575,000        $ 174,614      1,600,000        $ 11,180
  President and                    2000     $ 425,000      $425,000        $ 140,469      1,975,000        $ 11,180
  Chief Operating Officer          1999     $ 350,000      $300,000        $ 113,331        500,000        $ 20,000

Marcus C. Rowland                  2001     $ 282,500      $215,000           (d)           175,000        $ 14,270
  Executive Vice President -       2000     $ 265,625      $115,000        $  54,052        115,000        $ 14,770
  Finance & Chief Financial        1999     $ 262,500      $110,000        $  41,428        125,000        $  6,000
  Officer

Martha A. Burger                   2001     $ 200,000      $ 90,000           (d)            85,000        $ 14,756
  Treasurer and Senior Vice        2000     $ 160,000      $ 65,000           (d)           110,000        $ 10,698
  President - Human Resources      1999     $ 137,500      $ 35,000           (d)            40,000        $ 10,500

Michael A. Johnson                 2001     $ 170,000      $ 65,000           (d)            55,000        $ 11,130
  Senior Vice President -          2000     $ 137,500      $ 55,000           (d)            65,000        $ 12,344
  Accounting & Controller          1999     $ 112,500      $ 25,000           (d)            25,000        $ 10,250

----------

(a) Includes the cost of personal benefits provided by the Company, including for fiscal year 2001, personal accounting support ($73,926 for Mr. McClendon and $75,413 for Mr. Ward) and travel allowances ($100,000 for Mr. McClendon and $75,413 for Mr. Ward).

(b) No awards of restricted stock or payments under long-term incentive plans were made by the Company to any of the named executives in any period covered by the table.

(c) Represents our matching contributions to the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan and premiums paid by the Company for term life insurance. In 2001, such amounts were $11,000 and $180 for each of Messrs. McClendon and Ward; $14,000 and $270 for Mr. Rowland; $14,500 and $256 for Ms. Burger; and $11,000 and $130 for Mr. Johnson, respectively.

(d) Other annual compensation did not exceed the lesser of $50,000 or 10% of the executive officer's salary and bonus during the year.

STOCK OPTIONS GRANTED DURING 2001

     The following table sets forth information concerning options to purchase our common stock granted during 2001 to the executive officers named in the Summary Compensation Table. Amounts represent stock options granted under the Company's 2001 stock option plans and are nonqualified stock options. One-fourth of each option becomes exercisable on each of the first four grant date anniversaries. The exercise price of each option represents the market price of the common stock on the date of grant. The 2001 plans provide for appropriate adjustments in the number of shares and option price in the event of a merger, consolidation, recapitalization, stock split, combination of shares, stock dividend or similar transaction involving the Company. Upon the Company's dissolution or a business combination of the Company with another corporation, if the options are not assumed by the acquirer, all outstanding options become automatically vested and are fully exercisable immediately prior to the transaction.

                                             INDIVIDUAL GRANTS
                         -------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                                            PERCENT OF                                AT ASSUMED ANNUAL RATES
                             NUMBER OF     TOTAL OPTIONS                          OF STOCK PRICE APPRECIATION
                            SECURITIES      GRANTED TO    EXERCISE                     FOR OPTION TERM(a)
                            UNDERLYING     EMPLOYEES IN   PRICE PER   EXPIRATION  -----------------------------
         NAME             OPTIONS GRANTED      2001         SHARE        DATE           5%              10%
---------------------    ---------------- ------------- -----------  -----------  --------------  -------------

Aubrey K. McClendon          775,000         10.63%        $  6.11     07/10/11     $2,977,973      $7,546,769
                             825,000         11.31%        $  6.11     12/14/11     $3,170,101      $8,033,657

Tom L. Ward                  775,000         10.63%        $  6.11     07/10/11     $2,977,973      $7,546,769
                             825,000         11.31%        $  6.11     12/14/11     $3,170,101      $8,033,657

Marcus C. Rowland             85,000          1.17%        $  6.11     07/10/11     $ 326,616       $  827,710
                              90,000          1.23%        $  6.11     12/14/11     $ 345,829       $  876,399

Martha A. Burger              40,000          0.55%        $  6.11     07/10/11     $ 153,702       $  389,511
                              45,000          0.62%        $  6.11     12/14/11     $ 172,915       $  438,199

Michael A. Johnson            25,000          0.34%        $  6.11     07/10/11     $  96,064       $  243,444
                              30,000          0.41%        $  6.11     12/14/11     $ 115,276       $  292,133

----------

(a) The assumed annual rates of stock price appreciation of 5% and 10% are set by the Securities and Exchange Commission and are not intended as a forecast of possible future appreciation in stock prices.

AGGREGATED OPTION EXERCISES IN 2001 AND DECEMBER 31, 2001 OPTION VALUES

     The following table sets forth information about options exercised by the named executive officers during 2001 and the unexercised options to purchase common stock held by them at December 31, 2001.

                                                          NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED            IN-THE-MONEY
                            SHARES                        OPTIONS AT 12/31/01        OPTIONS AT 12/31/01(a)
                           ACQUIRED       VALUE       --------------------------   ----------------------------
         NAME             ON EXERCISE   REALIZED(b)   EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
        ------            -----------   -----------   -----------  -------------   -----------    -------------

Aubrey K. McClendon        600,000      $4,103,944        819,607      3,707,701    $   313,370    $8,147,826

Tom L. Ward                     --      $       --      2,219,608      3,707,701    $10,476,070    $8,147,821

Marcus C. Rowland          140,619      $  937,473         18,750        423,117    $    19,688    $1,123,769

Martha A. Burger                --      $       --         75,878        206,687    $   336,311    $  468,945

Michael A. Johnson          22,229      $  191,096         24,279        128,477    $    89,890    $  283,054

----------

(a) At December 31, 2001, the closing price of our common stock on the New York Stock Exchange was $6.61. "In-the-money options" are stock options with respect to which the market value of the underlying shares of common stock exceeded the exercise price at December 31, 2001. The values shown were determined by subtracting the aggregate exercise price of such options from the aggregate market value of the underlying shares of common stock on December 31, 2001.

(b) Represents amounts determined by subtracting the aggregate exercise price of such options from the aggregate market value of the underlying shares of common stock on the exercise date.

EMPLOYMENT AGREEMENTS

     We have employment agreements with Messrs. McClendon and Ward, each of which provides, among other things, for an annual base salary of not less than $575,000, bonuses at the discretion of the Board of Directors, eligibility for stock options and benefits, including an automobile and travel allowance, club membership and personal accounting support. Each agreement has a term of five years commencing July 1, 2001, which term is automatically extended for one additional year on each June 30 unless one of the parties provides 30 days prior notice of non-extension. In addition, for each calendar year during which the employment agreements are in effect, Messrs. McClendon and Ward each agree to hold shares of the Company's common stock having an aggregate investment value equal to 500% of his annual base salary and bonus.

     Under the employment agreements, Messrs. McClendon and Ward are permitted to participate in all of the wells spudded by or on behalf of the Company during each calendar quarter during the term of the agreement plus five years after termination of employment without cause or following a change in control. In order to participate, at least 30 days prior to the beginning of a calendar quarter the executive must notify the members of the Compensation Committee whether the executive elects to participate and, if so, the percentage working interest the executive will take in each well spudded by or on behalf of the Company during such quarter. The participation election by each of Messrs. McClendon and Ward may not exceed a 2.5% working interest in a well and is not effective for any well where the Company's working interest after elections by Messrs. McClendon and Ward to participate would be reduced to below 12.5%. Once an executive elects to participate, the percentage cannot be adjusted during the calendar quarter without the prior written consent of the Compensation Committee. No such adjustment has ever been requested or granted. For each well in which the executive participates, the Company bills to the executive an amount equal to the executive's participation percentage multiplied by the costs of drilling and operating incurred in drilling the well, together with leasehold costs in an amount determined by the Company to approximate what third parties pay for similar leasehold in the area of the well. Payment is due for such costs within 90 days of invoice receipt. Invoices not paid when due will accrue interest at 10% per annum. The executive also receives a proportionate share of revenue from the well, less certain charges by the Company for marketing the production. To correct the timing of the receipt of revenues, the Company has advanced to the executives an amount equal to one month's production on each of the wells based on a six-month trailing average of production revenue.

     The agreements permit Messrs. McClendon and Ward to continue to conduct oil and gas activities individually or through their affiliates, but only to the extent such activities are conducted on oil and gas leases or interests they owned or had the right to acquire as of July 1, 2001 or acquired from the Company pursuant to their employment or other agreements. Messrs. McClendon and Ward participated in all wells drilled by the Company from its initial public offering in February 1993 through December 1998 with either a 1.0%, 1.25% or 1.5% working interest. Messrs. McClendon and Ward did not participate in the Company's wells from January 1, 1999 through March 31, 2000, but began participating again on April 1, 2000.

     The Company has an employment agreement with Mr. Rowland that is in effect through June 30, 2003. It provides for an annual base salary of not less than $275,000. Mr. Rowland's employment agreement requires him to hold not less than 5,000 shares of the Company's common stock throughout the term of the agreement. Mr. Rowland's agreement provides for bonuses at the discretion of the Board of Directors and eligibility for stock options and benefits, including an automobile allowance and club membership. Mr. Rowland's employment agreement permits him to continue to conduct oil and gas activities individually and through various related or family-owned entities, but prohibits him from acquiring, attempting to acquire or aiding another person in acquiring an interest in oil and gas exploration, development or production activities within five miles of any operations or ownership interests of the Company and its affiliates.

     The Company also has employment agreements with Mr. Johnson and Ms. Burger. These agreements have a term of three years from July 1, 2000, with minimum annual base salaries of $150,000 for Mr. Johnson and $170,000 for Ms. Burger. Each agreement provides that the executive officer is eligible for bonuses, stock options and other benefits. The agreements require each executive to acquire and continue to hold at least 1,000 shares of the Company's common stock.

     The Company may terminate any of the employment agreements with its executive officers at any time without cause; however, upon such termination Messrs. McClendon and Ward are entitled to continue to receive base compensation (defined as salary equal to the executive's base salary on the date of termination plus annual bonus compensation equal to the bonus compensation received by the executive during the twelve month period preceding the termination date) and benefits for the balance of the contract term. Mr. Rowland is entitled to continue to receive salary and benefits for 180 days, and the other named executive officers are entitled to continue to receive salary and benefits for 90 days. Each of the employment agreements for Messrs. McClendon and Ward further provides that if, during the term of the agreement, there is a change of control and within three years thereafter (a) the agreement expires; (b) the agreement is not extended and the executive resigns within one year after the nonextension; (c) the executive is terminated other than for cause, death or incapacity; (d) the executive resigns as a result of (i) a change in his duties, (ii) a reduction in his compensation, (iii) a required relocation more than 25 miles from his then current place of employment, or (iv) a default by the Company under the agreement; (e) the agreement has not been assumed by any successor to or parent of the Company; or (f) the executive has agreed to remain employed by the Company for a period of three months to assist in the transition and thereafter resigns, then the executive officer will be entitled to a severance payment in an amount equal to five times his base compensation, plus five times the value of his benefits provided during the preceding twelve months, plus a grossup amount to be paid with respect to any excise or income taxes or penalties imposed on the severance payment. Change of control is defined in these agreements to include:

     (1) a person acquiring beneficial ownership of 20% or more of the Company's outstanding common stock or the voting power of the Company's existing voting securities unless one of the circumstances described in clause 3(i), (ii) and (iii) exists,

     (2) a majority of the members of the Incumbent Board is replaced by directors who were not nominated or elected by the Incumbent Board (the current directors and directors later nominated or elected by a majority of them are referred to as the "Incumbent Board"),

     (3) the consummation of a business combination such as a reorganization, merger, consolidation or sale of all or substantially all of the Company's assets unless following such business combination (i) the persons who beneficially owned the Company's common stock and voting securities immediately prior to the business combination beneficially own more than 60% of such securities of the corporation resulting from the business combination in substantially the same proportions, (ii) no person beneficially owns 20% or more of such securities of the corporation resulting from the business combination unless such ownership existed prior to the business combination, or (iii) a majority of the members of the board of directors of the corporation resulting from the business combination were members of the Incumbent Board at the time of the execution or approval of the business combination agreement, and

     (4) the approval by the shareholders of a complete liquidation or dissolution of the Company.

     The employment agreements for Messrs. Rowland and Johnson and Ms. Burger further state that if, during the term of the agreement, there is a change of control and within one year (a) the agreement expires and is not extended; (b) the executive officer resigns as a result of (i) a reduction in the executive officer's compensation, or (ii) a required relocation more than 25 miles from the executive officer's then current place of employment; or (c) the executive officer is terminated other than for cause, death or incapacity, then the executive officer will be entitled to a severance payment in an amount equal to six months of base salary plus bonuses equal to those paid to him or her in 2000. Change of control is defined in these agreements to include (1) a person acquiring beneficial ownership of securities having 51% or more of the voting power of the Company's outstanding voting securities; (2) a business combination or contested election; or (3) any combination of (1) and (2) which results in a majority of the members of the Company's Board of Directors being replaced by directors who were not nominated and approved by the Board of Directors.

PERFORMANCE DATA

     The following graph compares the performance of our common stock to the S&P 500 Stock Index and to a group of peer companies selected by the Company for the years indicated. The graph assumes the investment of $100 on December 31, 1996 and that all dividends, if any, were reinvested. The value of the investment at the end of each year is shown in the graph which follows:

                              [PERFORMANCE GRAPH]

     The following table compares the performance of our common stock to the S&P 500 Stock Index and to a group of peer companies for the past eight years. The data assume an investment of $100 on December 31, 1993 and that all dividends, if any, were reinvested. The value of the investment at the end of each of the eight years is shown in the table below:


                            CHESAPEAKE                  S&P 500
                              ENERGY        PEER         STOCK
 MEASUREMENT PERIOD        CORPORATION    GROUP(b)       INDEX
 ------------------        -----------   ----------    ---------

December 31, 1993             $  100      $  100       $   100
December 31, 1994             $  663      $   90       $   101
December 31, 1995             $2,099      $  112       $   139
December 31, 1996             $5,268      $  144       $   171
December 31, 1997             $1,441      $  129       $   229
December 31, 1998             $  180      $   85       $   294
December 31, 1999             $  456      $   93       $   356
December 31, 2000             $1,946      $  185       $   323
December 31, 2001             $1,270      $  145       $   285

CAGR(a)                         37.4%        4.7%         13.9%

----------

(a)  CAGR = Compounded Annual Growth Rate.

(b) The peer group is comprised of Anadarko Petroleum Corporation, Apache Corporation, Benton Oil & Gas Company, Burlington Resources, Inc., Cabot Oil & Gas Corporation, XTO Energy, Inc. (formerly named Cross Timbers Oil Company), Devon Energy Corporation, EEX Corporation, EOG Resources, Inc. (formerly named Enron Oil & Gas Company), Forest Oil Corporation, KCS Energy, Inc., Newfield Exploration Company, Noble

     Affiliates, Inc., Nuevo Energy Company, Ocean Energy, Inc., Pioneer Natural Resources Company, Pogo Producing Co., TransTexas Gas Corporation and Vintage Petroleum, Inc. Also included in the 2000 peer group were Barrett Resources Corporation, Belco Oil & Gas Corp., Forcenergy Inc., HS Resources, Inc. and Louis Dreyfus Natural Gas Corporation. They were acquired in 2001 by Resources Acquisition Corp., a wholly-owned subsidiary of The Williams Companies, Inc., Westport Resources Corporation, Forest Oil Corporation, Kerr-McGee Corporation and Dominion Oklahoma Texas Exploration & Production, respectively.

CERTAIN TRANSACTIONS

     Legal Counsel. Shannon T. Self, a director of the Company, is a shareholder in the law firm Commercial Law Group, P.C., formerly Self, Giddens & Lees, Inc., which provides legal services to us. During 2001, we paid $391,000 for such legal services.

     Oil and Gas Operations. The table below presents information about drilling, completion, equipping and operating costs billed to Messrs. McClendon and Ward from January 1, 2001 to December 31, 2001, the largest amount owed by them during the period and the balances owed by them at December 31, 2000 and 2001 with respect to working interests they own in Company wells. No interest is charged on amounts owing for such costs if they are paid within 90 days after the month of invoice receipt. See "Employment Agreements" for a description of terms covering the participation by Messrs. McClendon and Ward in our wells.

                                               AUBREY K.      TOM L.
                                               MCCLENDON      WARD
                                               ---------    ---------
                                                  (IN THOUSANDS)

Balance at December 31, 2000...............     $ 1,597     $ 1,946
Amount billed in 2001......................     $10,389     $10,232
Largest outstanding balance (month end)....     $ 4,332     $ 4,759
Balance at December 31, 2001...............     $ 4,332     $ 4,295

     Pursuant to their employment agreements, we advance to Messrs. McClendon and Ward approximately one month of revenue related to oil and gas production we market from wells in which they participate. This is revenue we have received but not yet distributed to our joint working interest owners in the normal disbursement cycle. The amount of advances in excess of revenues actually owed by the Company to Messrs. McClendon and Ward bears interest at the annual rate of 10%. As of December 31, 2001, revenue advances, including accrued interest, equaled $573,911 for Mr. McClendon and $567,288 for Mr. Ward. The amount of these advances did not exceed the revenue they were entitled to receive from the Company at that date.

     Sale of Canadian Subsidiary and Allocation of Purchase Price to Mr. McClendon and Mr. Ward. In October 2001, we sold our Canadian subsidiary for $142.9 million. Messrs. McClendon and Ward each received $2.0 million related to their fractional ownership interest in these Canadian assets which they obtained and paid for pursuant to the terms of their employment agreements. The portion of the proceeds allocated to Messrs. McClendon and Ward was based upon the estimated fair values of the assets sold as determined by management and the independent members of our Board of Directors using methodologies similar to those used for acquisitions of assets from disinterested third parties.

                             INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP, or its predecessor firms, has served as our independent accountants since our initial public offering in 1993 and has been retained for 2002. Representatives of PricewaterhouseCoopers LLP are expected to attend the Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to shareholders' questions.

AUDIT FEES

     Fees for the year 2001 audit and reviews of the quarterly Forms 10-Q are $305,000 plus expenses, of which $160,000 had been billed through December 31, 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

     Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001 were $420,000. Of this amount, $309,000 was related to services provided in connection with our issuance of senior notes and preferred stock, $70,000 was related to tax consulting services and $41,000 was related to the review of our internally prepared tax returns.

                              SHAREHOLDER PROPOSALS

     At each annual meeting, the Board of Directors submits to shareholders its nominees for election as directors and may submit other matters to the shareholders for action. Our shareholders also may submit proposals for inclusion in proxy material. These proposals must meet the shareholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in proxy material for our 2003 annual meeting, a shareholder's proposal must be received not later than January 2, 2003 by the Company at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, Attention:
Ms. Jennifer M. Grigsby, Secretary.

     In addition, the Bylaws provide that in order for business to be brought before a shareholders' meeting, a shareholder must deliver written notice to the Company not less than 60 nor more than 90 days prior to the date of the meeting. The notice must state the shareholder's name, address and number and class of shares beneficially owned by the shareholder, and briefly describe the business to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of the shareholder in the proposal.

     The Bylaws also provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Company. The notice must be delivered not less than 60 nor more than 90 days before the date of a meeting of shareholders. The notice must set forth the name and address and number and class of shares beneficially owned by the shareholder and such information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a director of the Company if elected.

     The Bylaws further provide that, notwithstanding the foregoing notice requirements, in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice of a shareholder proposal or nominee to be timely must be received no later than the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made, whichever occurred first.

                                  OTHER MATTERS

     Our management does not know of any matters to be presented at the Meeting other than those set forth in the Notice of Annual Meeting of Shareholders. However, if any other matters properly come before the Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS


/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Secretary

April 29, 2002

                                                                       EXHIBIT A


















                          CHESAPEAKE ENERGY CORPORATION

                             2002 STOCK OPTION PLAN

                          CHESAPEAKE ENERGY CORPORATION
                             2002 STOCK OPTION PLAN




ARTICLE I - PURPOSE .............................................................1
         Section 1.1     Purpose.................................................1
         Section 1.2     Establishment...........................................1
         Section 1.3     Shares Subject to the Plan..............................1
         Section 1.4     Shareholder Approval....................................1


ARTICLE II - DEFINITIONS ........................................................1


ARTICLE III - ADMINISTRATION.....................................................2
         Section 3.1     Administration of the Plan; the Committee...............2
         Section 3.2     Committee to Make Rules and Interpret Plan..............3


ARTICLE IV - GRANT OF OPTIONS....................................................3


ARTICLE V - ELIGIBILITY .........................................................4


ARTICLE VI - STOCK OPTIONS.......................................................4
         Section 6.1     Grant of Options........................................4
         Section 6.2     Conditions of Options...................................4
         Section 6.3     Options Not Qualifying as Incentive Stock Options.......5


ARTICLE VII - STOCK ADJUSTMENTS..................................................6


ARTICLE VIII - GENERAL ..........................................................6
         Section 8.1     Amendment or Termination of Plan........................6
         Section 8.2     Acceleration of Otherwise Unexercisable Stock Options
                         on Death, Disability or Other Special Circumstances.....7
         Section 8.3     Nonassignability........................................7
         Section 8.4     Withholding Taxes.......................................7
         Section 8.5     Regulatory Approval and Listings........................7
         Section 8.6     Right to Continued Employment...........................7
         Section 8.7     Reliance on Reports.....................................7
         Section 8.8     Construction............................................7
         Section 8.9     Governing Law...........................................7


ARTICLE IX - ACCELERATION OF OPTIONS UPON CORPORATE EVENT........................8
         Section 9.1     Procedures for Acceleration and Exercise................8
         Section 9.2     Certain Additional Payments by the Company..............8

                                    ARTICLE I

                                     PURPOSE

         SECTION 1.1 Purpose. This Stock Option Plan is established by Chesapeake Energy Corporation (the "Company") to create incentives which are designed to motivate Employees and Consultants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the granting of Options to Employees and Consultants on the terms and subject to the conditions set forth in the Plan.

         SECTION 1.2 Establishment. The Plan is effective as of March 1, 2002 and for a period of 10 years from such date. The Plan will terminate on February 29, 2012; however, it will continue in effect until all matters relating to the exercise of Options and administration of the Plan have been settled.

         SECTION 1.3 Shares Subject to the Plan. Subject to Articles IV, VII and IX of this Plan, shares of stock covered by Options shall consist of Three Million (3,000,000) shares of Common Stock.

         SECTION 1.4 Shareholder Approval. Nonqualified Stock Options under the Plan may be granted to Participants prior to Shareholder Approval of the Plan, but no Incentive Stock Options may be granted prior to shareholder approval. In the event Shareholder Approval is not obtained within the 12-month period following the date the Plan is adopted by the Board, no Incentive Stock Options may be granted under the Plan.

                                   ARTICLE II

                                   DEFINITIONS

         SECTION 2.1 "Board" means the Board of Directors of the Company.

         SECTION 2.2 "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

         SECTION 2.3 "Committee" has the meaning set forth in Section 3.1.

         SECTION 2.4 "Common Stock" means the common stock, par value $.01 per share, of the Company and, after substitution, such other stock as shall be substituted therefor as provided in Article VII or Article IX of the Plan.

         SECTION 2.5 "Consultant" means any person who is engaged by the Company, a subsidiary or a partnership or limited liability company which the Company controls to render consulting or advisory services.

         SECTION 2.6 "Date of Grant" means the date on which the granting of an Option is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

         SECTION 2.7 "Disability" has the meaning set forth in Section 22(e)(3) of the Code.

         SECTION 2.8 "Eligible Person" means any Employee or Consultant.

         SECTION 2.9 " Employee" means any employee of the Company, a Subsidiary or a partnership or limited liability company which the Company controls.

         SECTION 2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         SECTION 2.11 "Executive Officer Participants" means Participants who are subject to the provisions of Section 16 of the Exchange Act with respect to the Common Stock.

         SECTION 2.12 "Fair Market Value" means, as of any date, (i) if the principal market for the Common Stock is a national securities exchange or the Nasdaq stock market, the closing price of the Common Stock on that date on the principal exchange on which the Common Stock is then listed or admitted to trading; or (ii) if sale prices are not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the Nasdaq stock market, the average of the highest bid and lowest asked prices for the Common Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service. If the day is not a business day, and as a result, clauses
(i) and (ii) are inapplicable, the Fair Market Value of the Common Stock shall be determined as of the last preceding business day. If clauses (i) and (ii) are otherwise inapplicable, the Fair Market Value of the Common Stock shall be determined in good faith by the Committee.

         SECTION 2.13 "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

         SECTION 2.14 "Non-Executive Officer Participants" means Participants who are not subject to the provisions of Section 16 of the Exchange Act.

         SECTION 2.15 "Nonqualified Stock Option" means an Option to purchase shares of Common Stock which is not an Incentive Stock Option within the meaning of Section 422(b) of the Code.

         SECTION 2.16 "Option" means an Incentive Stock Option or Nonqualified Stock Option granted under Article VI of the Plan.

         SECTION 2.17 "Option Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Option in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

         SECTION 2.18 "Participant" means an Eligible Person to whom an Option has been granted by the Committee under the Plan.

         SECTION 2.19 "Plan"" means the Chesapeake Energy Corporation 2002 Stock Option Plan.

         SECTION 2.20 "Regular Stock Option Committee" means a committee designated by the Board which shall consist of not less than two members of the Board.

         SECTION 2.21 "Shareholder Approval" means approval by the holders of a majority of the outstanding shares of Common Stock, present or represented and entitled to vote at a meeting called for such purposes.

         SECTION 2.22 "Special Stock Option Committee" means a committee designated by the Board which shall consist of not less than two members of the Board who meet the definition of "non-employee directors" pursuant to Rule 16b-3, or any successor rule, promulgated under Section 16 of the Exchange Act.

         SECTION 2.23 "Subsidiary" shall have the same meaning set forth in
Section 424(f) of the Code.

                                   ARTICLE III

                                 ADMINISTRATION

         SECTION 3.1 Administration of the Plan; the Committee. The Regular Stock Option Committee shall administer the Plan with respect to Non-Executive Officer Participants, including the grant of

Options, and the Special Stock Option Committee shall administer the Plan with respect to Executive Officer Participants, including the grant of Options. Accordingly, as used in the Plan, the term "Committee" shall mean the Regular Stock Option Committee if it refers to Plan administration affecting Non-Executive Officer Participants or the Special Stock Option Committee if it refers to Plan administration affecting Executive Officer Participants. If in either case the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

         Unless otherwise provided in the by-laws of the Company or resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the valid acts of the Committee. Any action which may be taken at a meeting of the Committee may be taken without a meeting if all the members of the Committee consent to the action in writing.

         Subject to the provisions of the Plan, the Committee shall have exclusive power to:

                  (a) Select the Eligible Persons to participate in the Plan.

                  (b) Determine the time or times when Options will be granted.

                  (c) Determine the form of Option, whether an Incentive Stock Option or a Nonqualified Stock Option, the number of shares of Common Stock subject to any Option, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Option, including the time and conditions of exercise or vesting, and the terms of any Option Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration of the vesting or exercise of an Option under certain circumstances determined by the Committee.

                  (d) Determine whether Options will be granted singly or in combination.

                  (e) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

         SECTION 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Options granted pursuant hereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

                                   ARTICLE IV

                                GRANT OF OPTIONS

         The Committee may, from time to time, grant Options to one or more Participants, provided, however, that:

                  (a) Any shares of Common Stock related to Options which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock shall be available again for grant under the Plan.

                  (b) Common Stock delivered by the Company upon exercise of an Option under the Plan will be authorized and unissued shares or issued shares which have been reacquired by the Company (i.e., treasury shares).

                  (c) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

                  (d) Upon the exercise of any Option, the Company shall issue and deliver to the Participant who exercised the Option a certificate representing the number of shares of Common Stock purchased thereby.

                  (e) Subject to Article VII, the aggregate number of shares of Common Stock made subject to Options granted to any Employee in any calendar year may not exceed one million shares.

                                    ARTICLE V

                                   ELIGIBILITY

         Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Eligible Persons those to whom Options shall be granted and shall determine the type or types of Options to be granted and shall establish in the related Option Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Options in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee. Nonqualified Stock Options may be granted to any Eligible Person. Incentive Stock Options may be granted only to Employees.

                                   ARTICLE VI

                                  STOCK OPTIONS

         SECTION 6.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Persons. Subject to Article V, these Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Option Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

         SECTION 6.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

                  (a) Exercise Price. As limited by Section 6.2(e) below, the Option Agreement for each Option shall state the exercise price which shall be set by the Committee on the Date of Grant. No Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant, except that Nonqualified Stock Options for the purchase of up to ten percent (10%) of the shares subject to the Plan may be granted at an exercise price which is not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Date of Grant.

                  (b) Form of Payment. The payment of the exercise price of an Option shall be subject to the following:

                           (i) The full exercise price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in clause (iii) below, payment may be made as soon as practicable after the exercise).

                           (ii) The exercise price shall be payable in cash (including a check acceptable to the Committee, bank draft or money order) or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee and valued at Fair Market Value as of the day of exercise, or any combination thereof, as determined by the Committee.

                          (iii) The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

                  (c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Option Agreement. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

                  (d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company or its Subsidiaries, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) the maximum period that Participants will be allowed to be inactively employed or on a leave of absence before their vesting is suspended until they return to active employment; (v) conditions under which such Options or shares may be subject to forfeiture; (vi) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time and (vii) the achievement by the Company of specified performance criteria.

                  (e) Special Restrictions Relating to Incentive Stock Options. In addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, Options issued in the form of Incentive Stock Options shall comply with the requirements of Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or canceled, expire no later than 10 years from its Date of Grant, the requirement that Incentive Stock Options be granted only to Employees, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000. Incentive Stock Options which are in excess of the applicable $100,000 limitation will be automatically recharacterized as Nonqualified Stock Options as provided under Section 6.3 of this Plan. No Incentive Stock Options shall be granted to any Employee if, immediately before the grant of an Incentive Stock Option, such Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the
          Code). Provided, the preceding sentence shall not apply if, at the time the Incentive Stock Option is granted, the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than five years from the date such Incentive Stock Option is granted.

                  (f) Application of Funds. The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options will be used for general corporate purposes.

                  (g) Shareholder Rights. No Participant shall have any rights as a shareholder with respect to any share of Common Stock subject to an Option prior to the purchase of such share of Common Stock by exercise of the Option.

          SECTION 6.3 Options Not Qualifying as Incentive Stock Options. With respect to all or any portion of any Option granted under this Plan not qualifying as an "incentive stock option" under Section 422 of the Code, such Option shall be considered a Nonqualified Stock Option granted under this Plan for all purposes. Further, this Plan and any Incentive Stock Options granted hereunder shall be deemed to have incorporated by reference all the provisions and requirements of Section 422 of the Code (and the Treasury Regulations issued thereunder) necessary to ensure that all Incentive Stock Options granted hereunder shall be "incentive stock options" described in Section 422 of the Code. Further, in the event that the $100,000 limitation contained in Section 6.2(e) herein is exceeded in any Incentive Stock Option granted under this Plan, the portion of the Incentive Stock Option in excess of such limitation shall be treated as a Nonqualified Stock Option under this Plan subject to the terms and provisions of the applicable Option Agreement, except to the extent modified to reflect recharacterization of the Incentive Stock Option as a Nonqualified Stock Option.

                                   ARTICLE VII

                                STOCK ADJUSTMENTS

         Subject to the provisions of Article IX of this Plan, in the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Section 1.3 hereof, and each share then subject or thereafter subject or which may become subject to Options under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Option relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% of the number of shares of Common Stock available under the Plan or to which any Option relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Option immediately prior to exercise of such Option.

         No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

                                  ARTICLE VIII

                                     GENERAL

         SECTION 8.1 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not adopt any amendment without Shareholder Approval if (i) the amendment relates to Incentive Stock Options and
Section 422 of the Code requires Shareholder Approval of such amendment, or (ii) in the opinion of counsel to the Company, Shareholder Approval is required by any federal or state laws or regulations or the rules of any stock exchange on which the common stock may be listed.

         SECTION 8.2 Acceleration of Otherwise Unexercisable Stock Options on Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase all or any part of the shares subject to any unvested Option on the date of the Participant's termination of employment due to a Disability, death or special circumstances, or as the Committee otherwise so determines. With respect to Options which have already vested at the date of such termination or the vesting of which is accelerated by the Committee in accordance with the foregoing provision, the Participant or the personal representative of a deceased Participant shall have the right to exercise such vested Options within such period(s) as the Committee shall determine.

         SECTION 8.3 Nonassignability. Options are not transferable otherwise than by will or the laws of descent and distribution. Any attempted transfer, assignment, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, any Option contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Option involved in such attempt.

         SECTION 8.4 Withholding Taxes. A Participant must pay to the Company the amount of taxes required by law upon the exercise of an Option in cash.

         SECTION 8.5 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following the date this Plan is effective, and keep continuously effective and usable, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Options hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates representing shares of Common Stock evidencing Options prior to:

             (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

             (b) the listing of such shares on any exchange on which the Common Stock may be listed; and

             (c) the completion of any registration or other qualification of such shares under any state or federal law or regulation of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

         SECTION 8.6 Right to Continued Employment. Participation in the Plan shall not give any Participant any right to remain in the employ of the Company or any Subsidiary or any partnership or limited liability company controlled by the Company. Further, the adoption of this Plan shall not be deemed to give any Employee or Consultant or any other individual any right to be selected as a Participant or to be granted an Option.

         SECTION 8.7 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than the Committee or Board member. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

         SECTION 8.8 Construction. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         SECTION 8.9 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable federal law.

                                   ARTICLE IX

                  ACCELERATION OF OPTIONS UPON CORPORATE EVENT

         SECTION 9.1 Procedures for Acceleration and Exercise. If the Company shall, pursuant to action by the Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Participant no less than forty days prior to the anticipated effective date of the proposed transaction, and the Participant's Option shall become 100% vested. Prior to a date specified in such notice, which shall be not more than ten days prior to the anticipated effective date of the proposed transaction, each Participant shall have the right to exercise his or her Option to purchase any or all of the Common Stock then subject to such Option. Each Participant, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective immediately prior to the consummation of the transaction, in which event such Participant need not make payment for the Common Stock to be purchased upon exercise of such Option until five days after receipt of written notice by the Company to such Participant that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date such transaction is consummated. If the transaction is abandoned, (i) any Common Stock not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Section 9.1, such vesting shall be deemed voided as of the time such acceleration otherwise occurred pursuant to Section 9.1, and the vesting schedule set forth in the Participant's Option Agreement shall be reinstituted as of the date of such abandonment.

         SECTION 9.2 Certain Additional Payments by the Company. The Committee may, in its sole discretion, provide in any Option Agreement for certain payments by the Company in the event that acceleration of vesting of any Option under the Plan is subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, interest and penalties, collectively, the "Excise Tax"). An Option Agreement may provide that the Participant shall be entitled to receive a payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such acceleration of vesting of any Option.

                                                                       EXHIBIT B


















                          CHESAPEAKE ENERGY CORPORATION

                  2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                          CHESAPEAKE ENERGY CORPORATION
                  2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


ARTICLE I - PURPOSE ................................................................1
         Section 1.1     Purpose....................................................1
         Section 1.2     Establishment..............................................1
         Section 1.3     Shares Subject to the Plan.................................1
         Section 1.4     Shareholder Approval.......................................1


ARTICLE II - DEFINITIONS ...........................................................1


ARTICLE III - ADMINISTRATION........................................................2
         Section 3.1     Administration of the Plan; the Committee..................2
         Section 3.2     Committee to Make Rules and Interpret Plan.................3


ARTICLE IV -OPTION SHARES...........................................................3

ARTICLE V - ELIGIBILITY ............................................................3


ARTICLE VI - STOCK OPTIONS..........................................................3
         Section 6.1     Grant of Options by the Committee..........................3
         Section 6.2     Formula Grants.............................................3
         Section 6.3     Conditions of Options......................................4

ARTICLE VII - STOCK ADJUSTMENTS.....................................................5


ARTICLE VIII - GENERAL .............................................................6
         Section 8.1     Amendment or Termination of Plan...........................6
         Section 8.2     Acceleration of Otherwise Unexercisable Stock Options
                         on Death, Disability or Other Special Circumstances........6
         Section 8.3     Limited Transferability of Options.........................6
         Section 8.4     Withholding Taxes..........................................6
         Section 8.5     Regulatory Approval and Listings...........................6
         Section 8.6     Right to Continued Board Membership........................7
         Section 8.7     Reliance on Reports........................................7
         Section 8.8     Construction...............................................7
         Section 8.9     Governing Law..............................................7


ARTICLE IX - ACCELERATION OF OPTIONS UPON CORPORATE EVENT...........................7
         Section 9.1     Procedures for Acceleration and Exercise...................7
         Section 9.2     Certain Additional Payments by the Company.................7

                                    ARTICLE I

                                     PURPOSE

         SECTION 1.1 Purpose. This Stock Option Plan is established by Chesapeake Energy Corporation (the "Company") to aid the Company in attracting and retaining persons of outstanding competence who are not employed by the Company to serve on the Board of Directors. The Plan is intended to enable such persons to acquire or increase ownership interests in the Company on a basis that will encourage them to use their best efforts to promote the growth and profitability of the Company. Consistent with these objectives, the Plan provides for the granting of Options to Non-employee Directors on the terms and subject to the conditions set forth in the Plan.

         SECTION 1.2 Establishment. The Plan is effective as of April 15, 2002 and for a period of 10 years from such date. The Plan will terminate on April 14, 2012; however, it will continue in effect until all matters relating to the exercise of Options and administration of the Plan have been settled.

         SECTION 1.3 Shares Subject to the Plan. Subject to Articles IV, VII and IX of this Plan, shares of stock covered by Options shall consist of Five Hundred Thousand (500,000) shares of Common Stock.

         SECTION 1.4 Shareholder Approval. Options under the Plan may not be granted to Participants prior to Shareholder Approval of the Plan.

                                   ARTICLE II

                                   DEFINITIONS

         SECTION 2.1 "Board" means the Board of Directors of the Company.

         SECTION 2.2 "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

         SECTION 2.3 "Committee" means the committee designated by the Board which shall consist of not less than two members of the Board who meet the definition of "non-employee director" set forth in Rule 16b-3, or any successor rule, promulgated under Section 16 of the Exchange Act.

         SECTION 2.4 "Common Stock" means the common stock, par value $.01 per share, of the Company and, after substitution, such other stock as shall be substituted therefor as provided in Article VII or Article IX of the Plan.

         SECTION 2.5 "Date of Grant" means the date on which the granting of an Option is authorized pursuant to Section 6.2 of the Plan, by the Committee or such later date as may be specified by the Committee in such authorization.

         SECTION 2.6 "Director" means a member of the Board.

         SECTION 2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         SECTION 2.8 "Fair Market Value" means, as of any date, (i) if the principal market for the Common Stock is a national securities exchange or the Nasdaq stock market, the closing price of the Common Stock on that date on the principal exchange on which the Common Stock is then listed or admitted to trading; or (ii) if sale prices are not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the Nasdaq stock market, the average of the highest bid and lowest asked prices for the Common Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service. If the day is not a business day, and as a result, clauses
(i) and (ii) are inapplicable, the Fair Market Value of the Common Stock shall be determined as of the last preceding business day. If clauses (i) and (ii) are otherwise inapplicable, the Fair Market Value of the Common Stock shall be determined in good faith by the Committee.

         SECTION 2.9 "Non-employee Director" means any member of the Board who is not currently an employee of the Company or any of its subsidiaries.

         SECTION 2.10 "Option" means an option to purchase shares of Common Stock granted under Article VI of the Plan. Options shall not be incentive stock options within the meaning of Section 422(b) of the Code.

         SECTION 2.11 "Option Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Option in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

         SECTION 2.12 "Participant" means a Non-employee Director to whom an Option has been granted by the Committee under the Plan.

         SECTION 2.13 "Plan" means the Chesapeake Energy Corporation 2002 Non-Employee Director Stock Option Plan.

         SECTION 2.14 "Shareholder Approval" means approval by the holders of a majority of the outstanding shares of Common Stock, present or represented and entitled to vote at a meeting called for such purposes.

         SECTION 2.15 "Subsidiary" shall have the same meaning set forth in
Section 424(f) of the Code.

                                   ARTICLE III

                                 ADMINISTRATION

         SECTION 3.1 Administration of the Plan; the Committee. The Committee shall administer the Plan. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

         Unless otherwise provided in the bylaws of the Company or resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the valid acts of the Committee. Any action which may be taken at a meeting of the Committee may be taken without a meeting if all the members of the Committee consent to the action in writing.

         Except as provided in Section 6.2 and subject to the other provisions of the Plan, the Committee shall have exclusive power to:

                  (a) Select the Non-employee Directors to participate in the Plan.

                  (b) Determine the time or times when Options will be granted.

                  (c) Determine the number of shares of Common Stock subject to any Option, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Option, including the time and conditions of exercise or vesting, and the terms of any Option Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration of the vesting or exercise of an Option under certain circumstances determined by the Committee.

                  (d) Determine whether Options will be granted singly or in combination.

                  (e) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

         SECTION 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Options granted pursuant hereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

                                   ARTICLE IV

                                  OPTION SHARES

         With respect to shares of Common Stock related to Options, the following shall apply:

             (a) Any shares of Common Stock related to Options which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock shall be available again for grant under the Plan.

             (b) Common Stock delivered by the Company upon exercise of an Option under the Plan will be authorized and unissued shares or issued shares which have been reacquired by the Company (i.e., treasury shares).

             (c) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

             (d) Upon the exercise of any Option, the Company shall issue and deliver to the Participant who exercised the Option a certificate representing the number of shares of Common Stock purchased thereby.

                                    ARTICLE V

                                   ELIGIBILITY

         Subject to the provisions of the Plan and except as provided in Section 6.2, the Committee shall, from time to time, select from the Non-employee Directors those to whom Options shall be granted and establish in the related Option Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Options in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

                                   ARTICLE VI

                                  STOCK OPTIONS

         SECTION 6.1 Grant of Options by the Committee. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Non-Employee Directors. Each grant of an Option shall be evidenced by an Option Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve.

          SECTION 6.2 Formula Grants. Each Non-employee Director serving on the Board will be granted an option to purchase 10,000 shares of Common Stock on the first business day of each calendar quarter (the first business day of each January, April, July and October) starting with the Company's fiscal quarter commencing on July 1, 2002. Options granted under this Section 6.2 will be immediately exercisable. The price at which shares of Common Stock subject to any Option granted under this Section 6.2 will be equal to the Fair Market Value on the date of grant. The number of shares of Common Stock underlying, and the exercise price of, any Option issued under this Section 6.2 will be subject to adjustment as provided in Article VII and Article IX. The term of each Option granted under this Section 6.2 will be for a period which expires ten (10) years after the Date of Grant. An Option held by a Participant who ceases to be a Director of the Company may expire earlier pursuant to
Section 6.3(e) or as otherwise provided by the Committee.

         SECTION 6.3 Conditions of Options. Each Option shall be subject to the following conditions:

                  (a) Exercise Price. The Option Agreement for each Option shall state the price at which the Option may be exercised. No Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant, except that the Committee may grant Options for the purchase of up to ten percent (10%) of the shares subject to the Plan may be granted at an exercise price which is not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Date of Grant.

                  (b) Form of Payment. The payment of the exercise price of an Option shall be subject to the following:

                           (i) The full exercise price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in clause (iii) below, payment may be made as soon as practicable after the exercise).

                           (ii) The exercise price shall be payable in cash (including a check acceptable to the Committee, bank draft or money order) or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee and valued at Fair Market Value as of the day of exercise, or any combination thereof, as determined by the Committee.

                           (iii) The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

                  (c) Exercise of Options. Except as provided in Section 6.2, Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Option Agreement. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

                  (d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee with respect to Options granted pursuant to Section 6.1, if deemed appropriate, are those relating to
         (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be Directors of the Company or its Subsidiaries, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time and (vi) the achievement by the Company of specified performance criteria.

                  (e) Exercise of Options After a Participant's Termination. Unless the Committee otherwise determines, Options granted to a Participant whose service as a Director terminates during the Option period for any reason other than cause may be exercised, to the extent exercisable, until the earlier of (a) three (3) years after termination of the Participant's service on the Board or (b) the expiration of the Option. In the event a Participant's membership on the Board is terminated by reason of death, the personal representative of the deceased Participant may so exercise any unexercised vested Option granted to the Participant under the Plan. If a Participant's membership on the Board is terminated for cause, the Participant's Option will expire thirty (30) days after such termination. Discharge for cause will include termination for malfeasance or gross misfeasance in the performance of duties, conviction of illegal activity in connection therewith, or any conduct detrimental to the interests of the Company, and in any event the determination of the Board with respect thereto will be final and conclusive.

                  (f) Application of Funds. The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options will be used for general corporate purposes.

                  (g) Shareholder Rights. No Participant shall have any rights as a shareholder with respect to any share of Common Stock subject to an Option prior to the purchase of such share of Common Stock by exercise of the Option.

                                   ARTICLE VII

                                STOCK ADJUSTMENTS

         Subject to the provisions of Article IX of this Plan, in the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Section 1.3 hereof, and each share then subject or thereafter subject or which may become subject to Options under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Option relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% of the number of shares of Common Stock available under the Plan or to which any Option relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Option immediately prior to exercise of such Option. No adjustment in the number of shares of Common Stock underlying Options to be granted under Section
6.2 of the Plan shall be made pursuant to this Article VII.

         No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

                                  ARTICLE VIII

                                     GENERAL

         SECTION 8.1 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not adopt any amendment without Shareholder Approval if in the opinion of counsel to the Company, Shareholder Approval is required by any federal or state laws or regulations or the rules of any stock exchange on which the Common Stock is then listed.

         SECTION 8.2 Acceleration of Otherwise Unexercisable Stock Options on Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit a Participant who ceases to be a Director or the personal representative of a deceased Participant to purchase all or any part of the shares subject to any unvested Option on the date of the Participant's termination of membership on the Board, or death, or as the Committee otherwise so determines. With respect to Options which have already vested at the date of such termination or the vesting of which is accelerated by the Committee in accordance with the foregoing provision, the Participant or the personal representative of a deceased Participant shall have the right to exercise such vested Options in accordance with Section 6.3(e).

         SECTION 8.3 Limited Transferability of Options. The Committee may, in its discretion, authorize all or a portion of the Options to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the ex-spouse of the Participant pursuant to the terms of a qualified domestic relations order, (ii) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership in which such Immediate Family Members are the only partners. In addition (x) there may be no consideration for any such transfer, (y) the Option Agreement pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (z) subsequent transfers of transferred Options shall be prohibited except by will or the laws of descent and distribution. However, no such transfer of an Option by a Participant shall be effective to bind the Company unless the Company has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Options. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, with the exception of Sections 6.2, 6.3(c) and 6.3(e), the term "Participant" shall be deemed to refer to the transferee.

         SECTION 8.4 Withholding Taxes. A Participant must pay to the Company the amount of taxes required by law upon the exercise of an Option in cash.

         SECTION 8.5 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following the date this Plan is effective, and keep continuously effective and usable, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Options hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates representing shares of Common Stock evidencing Options prior to:

    (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

    (b) the listing of such shares on any exchange on which the Common Stock may be listed; and

    (c) the completion of any registration or other qualification of such shares under any state or federal law or regulation of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

         SECTION 8.6 Right to Continued Board Membership. Participation in the Plan shall not give any Participant any right to remain on the Board of the Company. Further, except as provided in Section 6.2, the adoption of this Plan shall not be deemed to give a Non-employee Director any right to be selected as a Participant or to be granted an Option.

         SECTION 8.7 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than the Committee or Board member. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

         SECTION 8.8 Construction. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         SECTION 8.9 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable federal law.

                                   ARTICLE IX

                  ACCELERATION OF OPTIONS UPON CORPORATE EVENT

         SECTION 9.1 Procedures for Acceleration and Exercise. If the Company shall, pursuant to action by the Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Participant no less than forty (40) days prior to the anticipated effective date of the proposed transaction, and the Participant's Option shall become 100% vested. Prior to a date specified in such notice, which shall be not more than ten (10) days prior to the anticipated effective date of the proposed transaction, each Participant shall have the right to exercise his or her Option to purchase any or all of the Common Stock then subject to such Option. Each Participant, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective immediately prior to the consummation of the transaction, in which event such Participant need not make payment for the Common Stock to be purchased upon exercise of such Option until five (5) days after receipt of written notice by the Company to such Participant that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date such transaction is consummated. If the transaction is abandoned, (i) any Common Stock not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Section 9.1, such vesting shall be deemed voided as of the time such acceleration otherwise occurred pursuant to Section 9.1, and the vesting schedule set forth in the Participant's Option Agreement shall be reinstituted as of the date of such abandonment.

         SECTION 9.2 Certain Additional Payments by the Company. The Committee may, in its sole discretion, provide in any Option Agreement for certain payments by the Company in the event that acceleration of vesting of any Option under the Plan is subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, interest and penalties, collectively, the "Excise Tax"). An Option Agreement may provide that the Participant shall be entitled to receive a payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such acceleration of vesting of any Option.

                                                                       EXHIBIT C

                          CHESAPEAKE ENERGY CORPORATION

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

                           (AS AMENDED MARCH 8, 2002)

1.   Purpose

     The audit committee will provide assistance to the Corporation's Board of Directors (the "Board") in fulfilling the Board's responsibilities relating to corporate accounting, reporting practices of the Corporation and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Corporation.

2.   Composition

     The audit committee will consist of three or more directors as selected by the Board, each of whom will be an independent director. Each member of the committee will be free from any relationship that, in the opinion of the Board, would interfere with the exercise of such member's judgment independent from management of the Corporation. In no event will a person be considered independent if such person is currently an employee or an executive officer of the Corporation or any affiliate of the Corporation, or has been such an employee or officer within the past three years. All members of the committee will have a working familiarity with basic finance and accounting practices or become reasonably familiar with such practices in a reasonable period of time, and at least one member of the committee will have accounting or related financial management expertise.

3.   Meetings

     The audit committee will meet at least two times annually, or more frequently as circumstances dictate. The committee should meet at least annually with management and the independent accountants in separate executive session to discuss any matters that the committee or one of these groups believes should be discussed privately.

4.   Outside Auditors

     The Corporation's independent auditor is ultimately responsible to the Board and the committee. The Board, acting through the committee and independently, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The foregoing includes the selection and nomination of the independent auditor for approval by the Board or the shareholders. In order to ensure that the independent auditor is independent, at least annually the independent auditor will submit to the committee a formal written statement delineating all relationships between the auditor, the Corporation and the management of the Corporation. The committee will review and discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and, if necessary, make recommendations to the Board regarding any actions to be taken to ensure the independence of the Corporation's independent auditor.

5.   Responsibilities

     The audit committee believes its policies and procedures should remain flexible in order to react more effectively to changing conditions and to ensure that the corporate accounting and reporting practices of the

Corporation are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the audit committee will:

o Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Corporation.

o Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year, the audit procedures to be utilized, review and approve the fees to be paid to the independent auditors for audit services, and any related issues.

o At the conclusion of each audit: (a) review the audit with the independent auditors, including any comments or recommendations of the independent auditors; and (b) discuss with the national office of the independent auditor material issues on which the national office was consulted by the Corporation's audit team.

o Review with the independent auditors, the Corporation's financial personnel and the Corporation's accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular functions where new or more detailed controls or procedures are desirable.

o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with: (a) the disclosure and content of the financial statements to be presented to the shareholders; and (b) any changes in accounting principles.

o Review an analysis prepared by management and the independent auditors of significant reporting issues and judgments made in connection with the preparation of the Corporation's financial statements. Among the items to be addressed are analysis of the effects of alternative GAAP methods on the Corporation's financial statements, any transactions as to which management obtained Statement on Auditing Standards Number 50 letters, and the effect of regulatory and accounting initiatives on the Corporation's financial statements.

o Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed are the independent auditor's evaluation of the Corporation's financial and accounting personnel, together with the cooperation that the independent auditor received during the course of the audit. If determined by the Committee to be appropriate under the circumstances then existing, the Committee or the Committee's designated representative may meet or talk with the Corporation's investment bankers and financial analysts who follow the Corporation.

o Review with management and the independent auditor the Corporation's quarterly financial statements and a draft of its Form 10-Q prior to the filing of the Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements.

o Submit the minutes of all committee meetings to, or review the matters discussed at each committee meeting with, the Board.

o As determined by the committee, investigate material matters brought to the committee's attention within the scope of its duties. The committee will have the power to retain outside counsel for this purpose if, in its judgment, that is appropriate. Review with management and the independent auditor any published reports, correspondence with regulators or governmental agencies, or any employee complaints which raise material issues regarding the Corporation's financial statements or Securities and Exchange Commission reporting.

o Periodically assess any matter related to the financial matters of the Corporation and make policy recommendations to the Board which include actions and related disclosures of insider and affiliated party transactions, the scope of non-audit work to be allowed to be performed by the Corporation's independent auditor, together with hiring policies related to senior management of the Corporation's independent auditor, and qualification of the independent auditor.

o At least annually the committee will review, assess and update this charter.

--------------------------------------------------------------------------------

                                      PROXY

                          CHESAPEAKE ENERGY CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 7, 2002

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Aubrey K. McClendon and Tom L. Ward, or either of them, with full power of substitution, proxies to represent and vote all shares of Common Stock of Chesapeake Energy Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held on Friday, June 7, 2002, at 10:00 a.m., local time, and at any adjournment thereof, as follows:


1. Election of Directors    [ ] FOR election of all nominees listed below:      [ ]  WITHHOLD AUTHORITY to vote for all nominees
                                Aubrey K. McClendon and Shannon T. Self

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE THE
NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

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UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED.

                                                                        FOR          AGAINST         ABSTAIN
2. Adoption of the 2002 Stock Option Plan.                              [  ]           [  ]            [  ]

3. Adoption of the 2002 Non-Employee Director Stock Option Plan.        [  ]           [  ]            [  ]

4 In their discretion, upon any other matters that may properly come before the meeting or any adjournment thereof.



PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


                                                                    ------------------------------------------------

                                                                    ------------------------------------------------

                                                                    ------------------------------------------------
                                                                             Signature(s) of Shareholder(s)
Date                       , 2002
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IMPORTANT: Please date this proxy and sign exactly as your name appears below. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full titles. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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